                                                                    Exhibit 10.1

                                                                  EXECUTION COPY


                            STOCK PURCHASE AGREEMENT


                                       by

                                       and

                                      among

                            USinternetworking, Inc.,

                  Blue Chip Capital Fund II Limited Partnership

                         Miami Valley Venture Fund L.P.

                            Grotech Partners IV L.P.

                             Grotech Partners V L.P.

                        Southern Venture Fund SBIC, L.P.

                         Southern Venture Fund II, L.P.

                               Venrock Associates

                                       and

                           Venrock Associates II, L.P.

                            -------------------------

                            Dated as of May 13, 1998

                                TABLE OF CONTENTS


                                                                                                               PAGE
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ARTICLE 1. DEFINITIONS............................................................................................1

                  1.1. Definitions................................................................................1
                  1.2. Accounting Terms; Financial Statements.....................................................4
                  1.3. Knowledge Standard.........................................................................4
                  1.4. Other Defined Terms........................................................................5

ARTICLE 2. AUTHORIZATION OF PREFERRED SHARES; PURCHASE AND SALE OF PREFERRED SHARES...............................5

                  2.1. Preferred Shares...........................................................................5
                  2.2. Purchase and Sale of Preferred Shares......................................................6
                  2.3. Closing....................................................................................6
                  2.4. Fees and Expenses..........................................................................6

ARTICLE 3. CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO PURCHASE THE PREFERRED SHARES........................6

                  3.1. Representations and Warranties.............................................................6
                  3.2. Compliance with Terms and Conditions of this Agreement.....................................7
                  3.3. Delivery of Certificates Evidencing the Shares.............................................7
                  3.4. Closing Certificates.......................................................................7
                  3.5. Secretary's Certificates...................................................................7
                  3.6. Documents..................................................................................7
                  3.7. Purchase Permitted by Applicable Laws......................................................7
                  3.8. Consents and Approvals.....................................................................8
                  3.9. Shareholders Agreement.....................................................................8
                  3.10. Certificate and By-laws...................................................................8
                  3.11. No Material Judgment or Order.............................................................8
                  3.12. Employment Agreements.....................................................................8
                  3.13. Legal Opinion.............................................................................8
                  3.14. Payment for Shares........................................................................9
                  3.15. SBIC Forms................................................................................9
                  3.16. Budget Delivery...........................................................................9

ARTICLE 4. CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE...................................................9

                  4.1. Representations and Warranties.............................................................9
                  4.2. Compliance with this Agreement.............................................................9
                  4.3. Closing Certificate........................................................................9


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                  4.4. Issuance Permitted by Applicable Laws.....................................................10
                  4.5. Payment of Purchase Price.................................................................10
                  4.6. Consents and Approvals....................................................................10
                  4.7. Shareholders Agreement....................................................................10
                  4.8. No Material Judgment or Order.............................................................10

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................10

                  5.1. Corporate Existence and Authority.........................................................11
                  5.2. Corporate Authorization; No Contravention.................................................11
                  5.3. Governmental Authorization; Third Party Consents..........................................11
                  5.4. Binding Effect............................................................................11
                  5.5. Capitalization............................................................................11
                  5.6. Private Offering..........................................................................12
                  5.7. Litigation................................................................................13
                  5.8. Financial Statements......................................................................13
                  5.9. Title and Condition of Assets.............................................................13
                  5.10. Contractual Obligations..................................................................13
                  5.11. Tax Matters..............................................................................13
                  5.12. Severance Arrangements...................................................................14
                  5.13. Investment Company/Government Regulations................................................14
                  5.14. Broker's, Finder's or Similar Fees.......................................................14
                  5.15. Labor Relations and Employee Matters.....................................................14
                  5.16. Employee Benefits Matters................................................................14
                  5.17. Outstanding Borrowings...................................................................14
                  5.18. Insurance Schedule.......................................................................15
                  5.19. Solvency.................................................................................15
                  5.20. No Other Agreements to Sell the Assets or Capital Stock of the Company...................15
                  5.21. Key Employees............................................................................15
                  5.22. Compliance with Law......................................................................15
                  5.23. Disclosure...............................................................................15
                  5.24. Small Business Concern; Affiliates.......................................................16
                  5.25. Qualified Small Business.................................................................16

ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS......................................................16

                  6.1. Partnership or Corporate Existence and Authority..........................................16
                  6.2. Organization; Authorization; No Contravention.............................................17
                  6.3. Binding Effect............................................................................17
                  6.4. Purchase for Own Account..................................................................17
                  6.5. Financial Condition.......................................................................18
                  6.6. Receipt of Information....................................................................18
                  6.7. Broker's, Finder's or Similar Fees........................................................18


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                  6.8. Governmental Authorization; Third Party Consent...........................................18
                  6.9. Litigation................................................................................19

ARTICLE 7. COVENANTS OF THE COMPANY WITH RESPECT  TO THE PERIOD FOLLOWING THE CLOSING............................19

                  7.1. Reservation of Shares.....................................................................19
                  7.2. Intentionally omitted.....................................................................19
                  7.3. Intentionally omitted.....................................................................19
                  7.4. Issuance of Additional Preferred Shares...................................................19
                  7.5. Information and Reports for SBIC Purchasers...............................................20

ARTICLE 8. INDEMNIFICATION.......................................................................................20

                  8.1. Indemnification...........................................................................20
                  8.2. Notification..............................................................................21

ARTICLE 9. MISCELLANEOUS.........................................................................................22

                  9.1. Survival of Representations and Warranties................................................22
                  9.2. Notices...................................................................................22
                  9.3. Successors and Assigns....................................................................23
                  9.4. Amendment and Waiver......................................................................24
                  9.5. Counterparts..............................................................................24
                  9.6. Headings..................................................................................24
                  9.7. Governing Law.............................................................................24
                  9.8. Jurisdiction..............................................................................24
                  9.9. Severability..............................................................................25
                  9.10. Rules of Construction....................................................................25
                  9.11. Entire Agreement.........................................................................25
                  9.12. Publicity................................................................................25
                  9.13. Further Assurances.......................................................................25
                  9.14. Waiver of Jury Trial.....................................................................26

                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of this 13th day of May, 1998, by and among USinternetworking, Inc., a Delaware corporation (the "Company"), Blue Chip Capital Fund II Limited Partnership, an Ohio limited partnership ("Blue Chip"), Miami Valley Venture Fund L.P., an Ohio limited partnership ("Miami"), Grotech Partners IV L.P., a Delaware limited partnership ("Grotech"), Grotech Partners V L.P., a Delaware limited partnership ("Grotech II") Southern Venture Fund SBIC, L.P., a Delaware limited partnership ("Massey"), Southern Venture Fund II, L.P., a Delaware limited partnership ("Massey II"), Venrock Associates, a New York limited partnership ("Venrock"), and Venrock Associates II, L.P., a New York limited partnership ("Venrock II") (Blue Chip, Miami, Grotech, Grotech II, Massey, Massey II, Venrock and Venrock II are referred to collectively herein as the "Purchasers" and individually as a "Purchaser").

                                    RECITALS:


                  A. Upon the terms and subject to the conditions set forth in this Agreement, the Company proposes to issue and sell shares of its Series A Convertible Preferred Stock ("Series A Preferred Stock", as defined below) to the Purchasers.

                  B. The Purchasers desire to purchase from the Company shares of the Series A Preferred Stock as set forth on SCHEDULE 1 hereto.

                  C. The Purchasers and the Company desire to set forth the objectives and agreements that will govern their relations and responsibilities with respect to each other by entering into concurrently with the closing of the sale and purchase of securities hereunder a Shareholders Agreement (as defined below).

                                   AGREEMENT:


                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

                  1.1.     DEFINITIONS.

                  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "AFFILIATE" means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether by contract, through one or more intermediaries, or otherwise.

                  "BUDGET" means a fiscal year operating budget, which shall include monthly capital and operating expense budgets, cash flow statements, capital expenditure budgets, profit and loss projections and employee hiring projections.

                  "BUSINESS DAY" shall mean a day other than a Saturday or Sunday or any federal holiday.

                  "COMMISSION" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act (as defined below).

                  "COMMON STOCK" means the common stock, par value $.001 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

                  "CONDITION OF THE COMPANY" means the assets, business, properties, operations, financial condition or prospects of the Company.

                  "EMPLOYMENT AGREEMENTS" means employment agreements between the Company and each of the Key Employees in forms approved by the Purchasers at the Closing, which approval will not be unreasonably withheld.

                  "EMPLOYEE PLANS" means all benefits arrangements, pensions plans or welfare plans adopted by the Company for its employees.

                  "EMPLOYEE STOCK OPTION PLAN" means an employee stock option plan adopted by the Compensation Committee of the Board of Directors of the Company providing for the issuance to certain employees of the Company of options to purchase a certain number of shares of Common Stock at a certain exercise price per share; the total number of shares of Common Stock which may be issued under such plan shall not exceed 6.5% of the total number of outstanding shares of common stock calculated on a fully diluted basis, not including the options and shares issuable or issued on exercise of options pursuant to the Employee Stock Option Plan.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "GAAP" means United States generally accepted accounting principles, in effect from time to time, consistently applied.

                  "GOVERNMENTAL AUTHORITY" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "HOLDERS" means the Persons (other than the Purchasers) listed as "Shareholders" on the signature page to the Shareholders Agreement.

                  "INDEBTEDNESS" means, as to any Person: (a) all obligations, whether or not contingent, of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person representing the balance of deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) all Indebtedness of any other Person referred to in clauses (a) through (f) above, guaranteed, directly or indirectly, by that Person.

                  "KEY EMPLOYEES" means the individuals listed on Schedule A.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or other security interest of any kind or nature whatsoever (excluding preferred stock or equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

                  "OUTSTANDING BORROWINGS" means all Indebtedness of the Company for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured).

                  "PERSON" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "REQUIREMENTS OF LAW" means, as to any Person, the provisions of the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise, order, judgment, or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or applicable to any or all of the transactions contemplated by or referred to in the Transaction Agreements.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "SERIES A PREFERRED STOCK" means the 8% Series A Convertible Preferred Stock, par value $.01 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

                  "SHAREHOLDERS AGREEMENT" means the Shareholders Agreement substantially in the form attached hereto as EXHIBIT A.

                  "TRANSACTION AGREEMENTS" means collectively, this Agreement and the Shareholders Agreement.

                  "TRANSACTION EXPENSES" means any and all reasonable out-of-pocket (i) legal expenses incurred by the Purchasers in connection with the negotiation and preparation of the Transaction Agreements, the consummation of the transactions contemplated thereby and preparation for any of the foregoing, including, without limitation, travel expenses, reasonable fees, charges and disbursements of counsel and any similar or related legal costs and legal expenses, PROVIDED, HOWEVER, that the Company shall pay only for one primary counsel of Purchasers and for the reasonable attorney fees of the individual counsel of each Purchaser incurred by such counsel in reviewing the Transaction Agreements, but only to the extent that the use of such individual counsel is required by such Purchaser's institutional policies and procedures; and (ii) other expenses incurred by the Purchasers in connection with the negotiation, preparation and consummation of the Transaction Agreements and the transactions contemplated thereby.

                  1.2.     ACCOUNTING TERMS; FINANCIAL STATEMENTS.

                  All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.

                  1.3.     KNOWLEDGE STANDARD.

                  When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person or any similar phrase shall mean, (i) with respect to any individual, the actual knowledge of such Person, (ii) with respect to any corporation, the actual knowledge of the officers and directors of such corporation and the knowledge of such facts that such persons should have in the exercise of their duties after reasonable inquiry, and (iii) with respect to a partnership, the actual knowledge of the officers and directors of the general partner of such partnership and the knowledge of such facts that such persons should have in the exercise of their duties after reasonable inquiry.

                  1.4.     OTHER DEFINED TERMS.

                  The following terms shall have the meanings specified in the Sections set forth below:


                        TERM                                                    SECTION
                        ----                                                    -------
                        Actions                                                   5.7
                        Additional Preferred Shares                               7.4
                        Certificate of Incorporation                              2.1
                        Certificate                                               2.1
                        Certificate of Designation                                2.1
                        Closing Date                                              2.2
                        Closing                                                   2.3
                        Indemnified Party                                         8.2
                        Indemnifying Party                                        8.2
                        Liabilities                                               8.1
                        Preferred Shares                                          2.1
                        Purchase Price                                            2.2
                        Purchasing Indemnified Party                              9.1
                        Purchasing Indemnifying Party                             9.1
                        SBA                                                      3.15
                        SBIC                                                      7.5
                        Selling Indemnified Party                                 9.1
                        Selling Indemnifying Party                                9.1


                                   ARTICLE 2.
                       AUTHORIZATION OF PREFERRED SHARES;
                      PURCHASE AND SALE OF PREFERRED SHARES

                  2.1.     PREFERRED SHARES.

                  On or before the Closing Date, the Board of Directors of the Company will authorize the issuance and sale of up to 51,000 shares of the Series A Preferred Stock (the "Preferred Shares") and will duly adopt resolutions establishing the rights, preferences, privileges and restrictions of the Series A Preferred Stock. The Preferred Shares will have the respective rights, preferences and privileges set forth in the Company's Amended and Restated Certificate of Incorporation, as it will be in effect on the Closing Date (the "Certificate of Incorporation") and the form of Certificate of Designations, Preferences, and Other Special

Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof set forth in EXHIBIT B hereto (the "Certificate of Designation" and together with the Certificate of Incorporation, the "Certificate").

                  2.2.     PURCHASE AND SALE OF PREFERRED SHARES.

                  Upon the terms and subject to the conditions herein contained, on the day ten (10) Business Days after the date hereof or such earlier day as the parties may agree (the "Closing Date"), the Company shall issue to each of the Purchasers, and each Purchaser shall acquire from the Company, the number of Preferred Shares set forth next to such Purchaser's name on SCHEDULE 1 hereto. The obligation of each Purchaser to purchase the Preferred Shares shall be several and not joint. The aggregate purchase price of such Preferred Shares, to be paid by each Purchaser in the amount set forth next to such Purchaser's name on SCHEDULE 1 hereto, shall be Twenty-Three Million Dollars ($23,000,000) (the "Purchase Price").

                  2.3.     CLOSING.

                  The closing of the sale to and purchase by the Purchasers of the Preferred Shares (the "Closing") shall occur at 11 o'clock A.M., local time on the Closing Date at the offices of the Company, 175 Admiral Cochrane Drive, Annapolis, Maryland. At the Closing, (i) the Company shall deliver to each Purchaser a certificate evidencing the Preferred Shares being purchased by such Purchaser, free and clear of any Liens of any nature whatsoever, other than those created by the Certificate or the Shareholders Agreement, registered in such Purchaser's name, and (ii) each Purchaser shall deliver to the Company the portion of the Purchase Price set forth next to such Purchaser's name on
SCHEDULE 1 hereto, by cashier's or certified check or wire transfer of immediately available funds, less, in the case of Blue Chip, the amount of principal and accrued interest of the Company's indebtedness to Blue Chip under the Promissory Note dated as of April 24, 1998.

                  2.4.     FEES AND EXPENSES.

                  Concurrently with the Closing, the Company shall reimburse the Purchasers for the Transaction Expenses, which payment shall be made by wire transfer of immediately available funds to an account or accounts designated by the Purchasers.

                                   ARTICLE 3.
                       CONDITIONS TO THE OBLIGATION OF THE
                   PURCHASERS TO PURCHASE THE PREFERRED SHARES

                  The obligation of each Purchaser to purchase the Preferred Shares, to pay the purchase price therefor and to perform any of its obligations hereunder on the Closing Date (unless otherwise specified) shall be subject to the satisfaction of the following conditions on or before the Closing Date:

                  3.1.     REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of the Company contained in
Section 5 hereof shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date.

                  3.2.     COMPLIANCE WITH TERMS AND CONDITIONS OF THIS
AGREEMENT.

                  The Company shall have performed and complied with all of the agreements and conditions set forth herein that are required to be performed or complied with by the Company on or before the Closing Date.

                  3.3.     DELIVERY OF CERTIFICATES EVIDENCING THE SHARES.

                  The Company shall have delivered to each Purchaser the certificates evidencing the Preferred Shares as set forth in Section 2.3.

                  3.4.     CLOSING CERTIFICATES.

                  The Company shall have delivered to each Purchaser a certificate executed by an authorized officer of the Company, certifying that the representations and warranties of the Company are true and correct in all material respects on and as of the Closing Date, and that the conditions set forth in this Section 3 to be satisfied by the Company have been satisfied on and as of the Closing Date.

                  3.5.     SECRETARY'S CERTIFICATES.

                  Each Purchaser shall have received a certificate from the Company, dated as of the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying that the attached copies of the Certificate of Incorporation, Certificate of Designation, By-laws of the Company, (all of which will be in form and substance consistent with this Agreement and reasonably satisfactory to the Purchasers) and resolutions of the Board of Directors of the Company approving the Transaction Agreements and the transactions referred to therein, are all true, complete and correct and remain unamended and in full force and effect.

                  3.6.     DOCUMENTS.

                  Each Purchaser or one Purchaser on behalf of all Purchasers shall have received true, complete and correct copies of such documents and such other information as it may have reasonably requested in connection with or relating to the sale of the Preferred Shares and the transactions required to be performed by the Transaction Agreements.

                  3.7.     PURCHASE PERMITTED BY APPLICABLE LAWS.

                  The acquisition of and payment for the Preferred Shares to be acquired by the Purchasers hereunder and the consummation of this Agreement (a) shall not be prohibited by any Requirements of Law, and (b) shall not conflict with or be prohibited by any Contractual Obligation of the Company.

                  3.8.     CONSENTS AND APPROVALS.

                  All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those material Contractual Obligations of the Company necessary or required in connection with the execution, delivery or performance (including, without limitation, the issuance of the Preferred Shares and the issuance of the Common Stock upon conversion of the Preferred Shares) by the Company shall have been obtained and be in full force and effect and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

                  3.9.     SHAREHOLDERS AGREEMENT.

                  The Company and the Shareholders shall have duly executed and delivered to the Purchasers the Shareholders Agreement.

                  3.10.    CERTIFICATE AND BY-LAWS.

                  The Company shall have adopted a Certificate of Incorporation and the Certificate of Designation and the By-laws of the Company shall be amended as may be required by the Certificate and the Shareholders' Agreement, all in form and substance reasonably satisfactory to the Purchasers.

                  3.11.    NO MATERIAL JUDGMENT OR ORDER.

                  There shall not be any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the reasonable judgment of the Purchaser, would (i) prohibit the purchase of the Preferred Shares hereunder, (ii) subject the Purchaser to any penalty if the Preferred Shares were to be purchased hereunder, or (iii) question the validity or legality of the transactions required to be performed under this Agreement.

                  3.12.    EMPLOYMENT AGREEMENTS.

                  The Company and the Key Employees shall have executed and delivered the Employment Agreements.

                  3.13.    LEGAL OPINION.

                  The Purchasers shall have received an opinion of counsel for the Company in form and substance reasonably acceptable to the Purchasers.

                  3.14.    PAYMENT FOR SHARES.

                  Each of the other Purchasers shall have paid the purchase price for all Shares to be purchased at the Closing and Mr. McCleary shall have contributed $1,000,000 of the Company's indebtedness to him for 1,666.67 Preferred Shares.

                  3.15.    SBIC FORMS.

                  The Company shall have furnished to all Purchasers that are SBICs all forms which such Purchasers shall have informed the Company are required by the United States Small Business Administration ("SBA") in connection with the transactions contemplated hereby, including without limitation a Size Status Declaration on SBA Form 480, an Assurance of Compliance on SBA Form 652-D, and a Portfolio Financing Report on SBA Form 1031, which forms (except for execution by the respective licensee), shall be in proper form for filing with the SBA.

                  3.16.    BUDGET DELIVERY.

                  The Company shall have delivered to the Purchasers a Budget that is reasonably acceptable to the Purchasers.

                                   ARTICLE 4.
                         CONDITIONS TO THE OBLIGATION OF
                              THE COMPANY TO CLOSE

                  The obligation of the Company to issue and sell the Preferred Shares and the other obligations of the Company hereunder, shall be subject to the satisfaction of the following conditions on or before the Closing Date:

                  4.1.     REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of the Purchasers contained in Section 6 hereof shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date.

                  4.2.     COMPLIANCE WITH THIS AGREEMENT.

                  The Purchasers shall have performed and complied with all of the agreements and conditions set forth herein that are required to be performed or complied with by the Purchasers on or before the Closing Date.

                  4.3.     CLOSING CERTIFICATE.

                  Each Purchaser shall have delivered to the Company a certificate executed by such Purchaser certifying that the representations and warranties of such Purchaser contained in this Agreement are true and correct in all material respects on and as of the Closing Date and that the conditions contained in this Section 4 to be satisfied by such Purchaser have been satisfied on and as of the Closing Date.

                  4.4.     ISSUANCE PERMITTED BY APPLICABLE LAWS.

                  The issuance of the Preferred Shares to be issued by the Company hereunder and the consummation of this Agreement (a) shall not be prohibited by any Requirements of Law, and (b) shall not conflict with or be prohibited by any Contractual Obligations of the Purchaser.

                  4.5.     PAYMENT OF PURCHASE PRICE.

                  The Purchasers shall have tendered to the Company the Purchase Price as set forth in Section 2.

                  4.6.     CONSENTS AND APPROVALS.

                  All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those material Contractual Obligations of the Purchasers necessary or required in connection with the execution, delivery or performance by each Purchaser shall have been obtained and be in full force and effect and all waiting periods shall have lapsed without extension or imposition of any conditions or restrictions.

                  4.7.     SHAREHOLDERS AGREEMENT.

                  The Purchasers shall have duly executed and delivered to the Company the Shareholders Agreement.

                  4.8.     NO MATERIAL JUDGMENT OR ORDER.

                  There shall not be any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirements of Law which, in the reasonable judgment of the Company would (i) prohibit the sale of the Shares or the consummation of the other transactions hereunder, (ii) subject the Company to any penalty if the Shares were to be sold hereunder or (iii) question the validity or legality of the transactions required to be performed under this Agreement.

                                   ARTICLE 5.
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

                  The Company represents and warrants to, and covenants with, the Purchasers as of the date hereof and as of the Closing Date as follows:

                  5.1.     CORPORATE EXISTENCE AND AUTHORITY.

                  The Company was incorporated on January 14, 1998 and (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged, and (c) has the corporate power and authority to execute, deliver and perform its obligations under each Transaction Agreement to which it is or will be a party.

                  5.2.     CORPORATE AUTHORIZATION; NO CONTRAVENTION.

                  The execution, delivery and performance by the Company of each of the Transaction Agreements and the consummation of the transactions contemplated thereby, including, without limitation, the issuance of the Preferred Shares, (a) on or before the Closing Date, shall have been duly authorized by all necessary corporate action, including, if required, stockholder action, (b) do not conflict with or contravene the terms of the Certificate or the By-laws of the Company, or any amendment thereof; and (c) will not violate, conflict with or result in any material breach or contravention of (i) any Contractual Obligation of the Company or (ii) any Requirements of Law applicable to the Company.

                  5.3.     GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS.

                  No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any applicable Requirements of Law in effect on the date hereof, and no lapse of a waiting period under any applicable Requirements of Law in effect on the date hereof, is necessary or required in connection with the execution and delivery of the Transaction Agreements by the Company or the performance by the Company or enforcement against the Company of any material obligation by the Company under the Transaction Agreements or the transactions to be performed hereunder.

                  5.4.     BINDING EFFECT.

                  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

                  5.5.     CAPITALIZATION.

                           (a)      On the Closing Date, the capital stock of
the Company shall consist of One Hundred Fifty Million (150,000,000) shares of Common Stock and One Hundred Thousand (100,000) shares of preferred stock, with such shares including the Preferred Shares and the Additional Preferred Shares (as defined in Section 7.4 below). Of the 150,000,000 authorized shares of Common Stock, immediately after the Closing, (i) Ninety-One Million Five Hundred Thousand (91,500,000) shares of Common Stock will be reserved for issuance upon conversion of shares of the Series A Preferred Stock issued hereunder or which may be issued as contemplated in Section 7.4, (ii) Five Million (5,000,000) shares of Common Stock will be reserved for issuance pursuant to the Employee Stock Option Plan; and (iii) no more than Eighty-Eight Million Five Hundred Thousand (88,500,000) fully diluted shares of Common Stock will be outstanding assuming issuance of the Additional Preferred Shares pursuant to 7.4 (ii) and 7.4 (iii), but not including any shares authorized pursuant to 7.4(i) or shares authorized pursuant to the Employee Stock Option Plan. As of the Closing Date, all outstanding shares of capital stock of the Company, including the Preferred Shares, Additional Preferred Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares or the Additional Preferred Shares (when issued in accordance with the conversion terms thereof), will be duly authorized and validly issued, fully paid, nonassessable and free and clear of any Liens, preferential rights, priorities, claims, options, charges or other encumbrances or restrictions other than those created by the Certificate, the Bylaws, and the Shareholders' Agreement.

                           (b)      SCHEDULE  5.5  sets  forth  the  name  of
each holder of the issued and outstanding capital stock of the Company, the number of shares of such capital stock held beneficially or of record by each such holder, the name of each Person holding any options or other rights to purchase any capital stock of the Company (except as may be permitted under the Shareholders Agreement), the number, class and series of shares of capital stock subject to each such option or right and the exercise price of each such option or right. Except for the options under the Employee Stock Option Plan and the Preferred Shares, and except as identified in Section 7.4, there are no outstanding securities convertible into or exchangeable for capital stock of the Company or options, warrants or other rights to purchase or subscribe to capital stock of the Company or contracts, commitments, agreements, understandings or arrangements of any kind to which the Company or any Holder is a party relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights. The Company has no subsidiaries.

                           (c)      Except  as  set  forth  on  SCHEDULE  5.5
and as may be provided in the Shareholders Agreement, no Person has any preemptive rights, rights of first refusal, "tag along" rights, rights of co-sale or any similar rights with respect to the issuance of the Preferred Shares contemplated hereby or the issuance of any additional shares of stock by the Company. SCHEDULE 5.5 identifies all Persons holding any such rights and describes the material terms of all such rights.

                  5.6.     PRIVATE OFFERING.

                  No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Preferred Shares. No registration of the Preferred Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale or issuance of the Preferred Shares pursuant to this Agreement. The Company agrees that neither it, nor anyone authorized to act on its behalf, will offer or sell the Preferred Shares or any other security so as to require the registration of the Preferred Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Preferred Shares are so registered.

                  5.7.     LITIGATION.

                  The Company has not received any notice of any governmental charge, complaint or action or court order, writ, injunction, judgment or decree outstanding or any claim, suit, litigation, legal proceeding, (collectively, "Actions") which if adversely determined would have a material adverse effect on
(i) the Company or the Condition of the Company (ii) the transactions required to be performed by the Company under this Agreement or the Transaction Agreements and, to the Company's knowledge, there is no valid basis therefor, and no Action is threatened against the Company.

                  5.8.     FINANCIAL STATEMENTS.

                  The Company was incorporated on January 14, 1998, and has not yet commenced business operations. As of the date hereof, it has no assets, except as described below, and has not prepared financial statements. SCHEDULE 5.8(A) sets forth all expenditures by or on behalf of the Company since its formation in excess of $25,000, in any one case, or $200,000, in the aggregate. The Company's projections attached hereto as SCHEDULE 5.8(B) were prepared by the Company's management in good faith, are based on reasonable assumptions, represent management's best estimates of the Company's predicted operations and performance under its business plan and reflect actual subjective expectations of the Company's management. The Company has no reason to believe that the results reflected in such projections are not attainable.

                  5.9.     TITLE AND CONDITION OF ASSETS.

                  The Company currently has no assets (other than cash) except as listed on SCHEDULE 5.10. The Company has a valid and enforceable leasehold interest in its leases listed on Schedule 5.10 pursuant to the terms of the lease agreements and is not in default thereunder.

                  5.10.    CONTRACTUAL OBLIGATIONS.

                  The Company has not entered into any contracts or agreements or incurred any material liabilities, other than pursuant to the Transaction Agreements and the agreements listed on SCHEDULE 5.10.

                  5.11.    TAX MATTERS.

                  The Company has duly filed all tax reports and returns required to be filed by it, including all federal, state, local and foreign tax returns and reports and paid all taxes due with respect thereto.

                  5.12.    SEVERANCE ARRANGEMENTS.

                  Except as set forth on SCHEDULE 5.12, the Company has not entered into any severance or similar arrangement in respect of any present or former employee of the Company that will result in any obligation (absolute or contingent) of the Company to make any payment to such present or former employee of the Company following termination of employment.

                  5.13.    INVESTMENT COMPANY/GOVERNMENT REGULATIONS.

                  Immediately following the Closing, after giving effect to the transactions contemplated by the Transaction Agreements, neither the Company nor any Person controlling, controlled by or under common control with the Company will be an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, or any federal or state statute or regulation limiting its ability to incur Indebtedness.

                  5.14.    BROKER'S, FINDER'S OR SIMILAR FEES.

                  There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any officer, director, shareholder, or Affiliate of the Company or any action taken by any such person.

                  5.15.    LABOR RELATIONS AND EMPLOYEE MATTERS.

                           (a)      The Company is not and has not engaged in
any unfair labor practice.

                           (b)      Except as set forth on SCHEDULE 5.10, the
Company is not a party to any employment agreement (other than "at will" employment relationships), collective bargaining agreement or covenant not to compete.

                           (c)      No complaint under any statute or regulation
relating to employment has been filed against the Company.

                  5.16.    EMPLOYEE BENEFITS MATTERS.

                  Except as set forth on Schedule 5.16, the Company has not adopted or implemented any Employee Plan.

                  5.17.    OUTSTANDING BORROWINGS.

                  SCHEDULE 5.17 lists the amount of all Outstanding Borrowings as of the date hereof and the name of each lender thereof.

                  5.18.    INSURANCE SCHEDULE.

                  SCHEDULE 5.18 accurately summarizes all of the Company's insurance policies or programs in effect as of the date hereof, and indicates the insurer's name and policy number and also indicates any self-insurance program that is in effect.

                  5.19.    SOLVENCY.

                  The Company has not (i) made a general assignment for the benefit of its creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition in bankruptcy by its creditors,
(iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets or properties, (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets or (v) admitted in writing its inability to pay its debts as they come due.

                  5.20. NO OTHER AGREEMENTS TO SELL THE ASSETS OR CAPITAL STOCK OF THE COMPANY.

                  Other than as otherwise set forth in this Agreement, the Company has no legal obligation, absolute or contingent, other than the obligations of the Company under the Transaction Agreements, to any person or firm to (i) sell any capital stock of the Company or, outside of the ordinary course of business, assets, or effect any merger, consolidation or other reorganization of the Company or (ii) enter into any agreement with respect any of the foregoing.

                  5.21.    KEY EMPLOYEES.

                  The performance by the Key Employees of their duties for the Company as contemplated by the Company's business plan will not violate any provision of any agreement to which any of such persons or the Company is a party, including any agreement with any former employer of any such person, or give rise to any obligation or liability of the Company to any third party or limit in any way the Company's ability to conduct its business. None of the Key Employees is engaged, directly or indirectly, nor has any interest (other than as a shareholder of a public company) in any entity which is engaged in competition with the Company in its planned activities.

                  5.22.    COMPLIANCE WITH LAW.

                  In its conduct of its business and affairs since its formation, the Company has complied in all material respects with all applicable Requirements of Law.

                  5.23.    DISCLOSURE.

                  The Company has, to the best of its knowledge, fully responded to all requests for information, and the Company has accurately answered all questions from the Purchasers concerning the Condition of the Company, and has not knowingly withheld any facts relating thereto which it reasonably believes to be material with respect to its Condition. No information in this Agreement or in any Exhibit or Schedule attached to this Agreement, contains or will contain any untrue statement of a material fact or when considered together with all such information delivered to the Purchasers omits to state any material fact. The disclosures made in writing by the Company in connection with this Agreement when read in the light of the circumstances when made and taken as a whole, did not when made contain any untrue statement of a material fact.

                  5.24.    SMALL BUSINESS CONCERN; AFFILIATES.

                  The Company, together with its "affiliates" (as that term is defined in Title 13, United States Code of Federal Regulations, Section 121.103), if any, is a "small business concern" within the meaning of 13 C.F.R. ss. 107.50 and which meets the size standards under 13 C.F.R. ss. 131.301(c).
SCHEDULE 5.24 hereto sets forth a complete list of such SBA affiliates, with a brief statement describing the basis of each affiliation. The information set forth in the SBA FORM 480, FORM 652-D and PART A OF FORM 1031 regarding the Company, all of which will be provided prior to Closing, will be accurate and complete.

                  5.25.    QUALIFIED SMALL BUSINESS.

                  The Company represents that, as of the date of this Agreement, it qualifies as a "Qualified Small Business" as defined in Section 1202(d) of the Code and covenants that so long as its shares are held by the Purchasers (or a transferee in whose hands the shares are eligible to qualify as Qualified Small Business Stock as defined in Section 1202(c) of the Code), it will use its reasonable efforts to cause the shares to qualify as Qualified Small Business Stock; provided that, notwithstanding the foregoing, the Company shall not be obligated to take any action, or refrain from any action, which in its good faith business judgment is not in the best interests of the Company or its stockholders. Notwithstanding the foregoing, the Purchasers acknowledge and agree that it is in the best interests of the Company and its stockholders for the Company at any time after the date of issuance of the Series A Preferred Stock to pursue and obtain at least $50 million of debt financing for the Company's working capital, operating assets, and/or investment activities.

                                   ARTICLE 6.
                               REPRESENTATIONS AND
                          WARRANTIES OF THE PURCHASERS

                  Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as of the date hereof as follows:

                  6.1.     PARTNERSHIP OR CORPORATE EXISTENCE AND AUTHORITY.

                  As applicable, such Purchaser is either a limited partnership, limited liability company, or corporation (a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) has all requisite power and authority to own its assets and operate its business, and (c) has all requisite power and authority to execute, deliver and perform its obligations under each of the Transaction Agreements to which it is or will be a party.

                  6.2.     ORGANIZATION; AUTHORIZATION; NO CONTRAVENTION.

                  The execution, delivery and performance by such Purchaser of the Transaction Agreements to which it is a party and the consummation of the transactions contemplated thereby, including, without limitation, the acquisition of the Preferred Shares: (a) is within such Purchaser's partnership, limited liability company, or corporate power and authority, as applicable, and has been duly authorized by all necessary action on the part of such Purchaser;
(b) does not conflict with or contravene the terms of such Purchaser's charter or by-laws, as applicable; and (c) will not violate, conflict with or result in any material breach or contravention of (i) any Contractual Obligation of such Purchaser, or (ii) the Requirements of Law or any order or decree applicable to such Purchaser.

                  6.3.     BINDING EFFECT.

                  This Agreement has been duly executed and delivered by such Purchaser, and this Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                  6.4.     PURCHASE FOR OWN ACCOUNT.

                  The Preferred Shares, and the shares of Common Stock to be issued upon conversion of the Preferred Shares, are being or will be acquired by such Purchaser for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of the Preferred Shares or the shares of Common Stock issuable upon conversion of the Preferred Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of the Preferred Shares or the shares of Common Stock issuable upon conversion of the Preferred Shares, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of the Preferred Shares or the shares of Common Stock to be issued upon conversion of the Preferred Shares to the following effect:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A SHAREHOLDERS AGREEMENT DATED AS OF MAY ____, 1998. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY UPON REQUEST."

                  6.5.     FINANCIAL CONDITION.

                  Such Purchaser's financial condition is such that it is able to bear the risk of holding the Preferred Shares for an indefinite period of time and can bear the loss of its entire investment in the Preferred Shares. Such Purchaser has such knowledge and experience in financial and business matters and in making high risk investments of this type that it is capable of evaluating the merits and risks of the purchase of the Preferred Shares.

                  6.6.     RECEIPT OF INFORMATION.

                  Such Purchaser has been furnished access to the business records of the Company and such additional information and documents as such Purchaser has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and condition of this Agreement, the purchase of the Preferred Shares, the prospective operations, market potential, capitalization, financial conditions, and prospects of the business to be conducted by the Company, and all other matters deemed relevant by such Purchaser.

                  6.7.     BROKER'S, FINDER'S OR SIMILAR FEES.

                  There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

                  6.8.     GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENT.

                  No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirements of Law, and no lapse of a waiting period under any Requirements of Law, is necessary or required in connection with the execution, delivery or performance by such Purchaser (including, without limitation, the acquisition of the Shares) or enforcement against such Purchaser of this Agreement or the Other Transaction Agreements to which it is a party or the transactions contemplated thereby.

                  6.9.     LITIGATION.

                  No Actions are pending, or to the best knowledge of such Purchaser, threatened relating to or affecting the transactions required to be performed by such Purchaser under the Transaction Agreements.

                                   ARTICLE 7.
                      COVENANTS OF THE COMPANY WITH RESPECT
                       TO THE PERIOD FOLLOWING THE CLOSING

                  Until all Preferred Shares are no longer outstanding due to conversion or otherwise and until the payment by the Company of all other amounts due to the Purchasers under the Transaction Agreements or the Certificate, the Company hereby covenants and agrees with each Purchaser as follows:

                  7.1.     RESERVATION OF SHARES.

                  The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue or delivery upon conversion of the Preferred Shares and the Additional Preferred Shares (as defined below) as provided in the Certificate, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion. Such shares of Common Stock shall, when issued or delivered in accordance with the provisions of the Certificate, be duly authorized, validly issued and fully paid and non-assessable. The Company shall issue such Common Stock in accordance with the provisions of the Certificate and shall otherwise comply with the terms thereof.

                  7.2.     Intentionally omitted.

                  7.3.     Intentionally omitted.

                  7.4.     ISSUANCE OF ADDITIONAL PREFERRED SHARES.

                  The Company may issue (i) an additional Ten Thousand (10,000) Preferred Shares to U.S. West or its affiliates on terms no more favorable to such investor than the terms of the Series A Preferred Stock, or to one or more other investors, which investors may include the Key Employees, on terms no more favorable to the investors than the terms of the Series A Preferred Stock; (ii)
833.33 shares of Series A Preferred Stock to USi Partners, Ltd.; and (iii) 1,666.67 shares of Series A Preferred Stock to Christopher R. McCleary, as contemplated by Section 3.14 (any or all of the foregoing, the "Additional Preferred Shares"). In addition to the foregoing, the Additional Preferred Shares shall have the rights, preferences and privileges as the Board of Directors shall determine. The Purchasers, by consummating the purchase of the Preferred Shares, thereby grant their consent, as holders of Series A Preferred Stock and pursuant to paragraph 5(b)(12) of the Certificate of Designation, to the above-described issuance of the Additional Preferred Shares.

                  7.5.     INFORMATION AND REPORTS FOR SBIC PURCHASERS.

                  The Company will furnish to any Purchaser that is a Small Business Investment Company ("SBIC") such financial data and other information relating to the business of Company as such Purchaser reasonably may request from time to time. The Company, upon reasonable request, will cooperate fully with such Purchaser, its representatives and counsel, in the preparation of any document or other material which may be required by the SBA or any other governmental agency as a predicate to or result of the transaction herein contemplated. In addition to the foregoing, no later than ninety (90) days after the Closing, the Company shall furnish to any Purchaser that is an SBIC a certificate executed by the president of the Company itemizing the use of proceeds from the sale of the Preferred Shares, and the Company shall cooperate with such Purchaser in connection with a post-closing review. Within ninety (90) days after the end of each fiscal year of the Company, the Company will, if required by law, submit to any Purchaser that is an SBIC an economic impact report in form reasonably satisfactory to such Purchaser.

                                   ARTICLE 8.
                                 INDEMNIFICATION

                  8.1.     INDEMNIFICATION.

                           (a)      In addition to all other sums due hereunder
or provided for in this Agreement, the Company (the "Selling Indemnifying Party") shall defend, indemnify and hold harmless each Purchaser and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners and assigns (each a "Purchasing Indemnified Party") to the fullest extent permitted by law from and against any and all losses, costs, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel, as limited by Section 8.2 below) and other liabilities (collectively, "Liabilities") incurred or suffered by any Purchasing Indemnified Party resulting from or arising out of (i) any breach by any Selling Indemnifying Party of any representation or warranty, covenant or agreement of the Selling Indemnifying Party in this Agreement; provided, however, that no Selling Indemnifying Party shall be liable under this Section 8.1 to any Purchasing Indemnified Party to the extent that it is finally judicially determined that such Liabilities resulted primarily from the material breach by such Purchasing Indemnified Party of any representation, warranty, covenant or other agreement of such Purchasing Indemnified Party contained in this Agreement; or (ii) any material liability of the Company on the Closing Date not disclosed in this Agreement.

                           (b)      In addition to all other sums due hereunder
or provided for in this Agreement, each Purchaser (each a "Purchasing Indemnifying Party"), severally and not jointly, shall defend, indemnify and hold harmless the Company and its Affiliates and its officers, directors, agents, employees, subsidiaries, partners and assigns (each a "Selling Indemnified Party") to the fullest extent permitted by law from and against any and all Liabilities incurred or suffered by such Selling Indemnified Parties resulting from or arising out of any breach of any representation, warranty, covenant or agreement of such Purchasing Indemnifying Party in this Agreement; provided, however, that no Purchasing Indemnifying Party shall be labile under this

Section 8.1 to a Selling Indemnified Party to the extent that it is finally judicially determined that such Liabilities resulted primarily from the material breach by such Selling Indemnified Party of any representation, warranty, covenant or other agreement of such Selling Indemnified Party contained in this Agreement.

                           (c)     If and to the extent that any indemnification
provided for in this Agreement is unenforceable for any reason, the Indemnifying Parties (as defined below) obligated to indemnify any Indemnified Party (as defined below) shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws. In connection with the obligation of the Indemnifying Parties to indemnify for expenses as set forth herein, the Indemnifying Parties further agree, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel, as limited by Section 8.2 below) as they are incurred by such Indemnified Party.

                  8.2.     NOTIFICATION.

                  If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against any party entitled to indemnification pursuant to this Section 8 (an "Indemnified Party") in respect of which indemnity may be sought from any party required to indemnify such Indemnified Party (an "Indemnifying Party"), such Indemnified Party shall promptly notify the Indemnifying Party in writing, and such Indemnifying Party shall assume the defense thereof, including the employment of counsel selected by such Indemnifying Party and reasonably satisfactory to such Indemnified Party and the payment of all expenses; PROVIDED, HOWEVER, that any failure to so notify such Indemnifying Party shall not impair obligations hereunder except and only to the extent that such failure results in actual prejudice to such Indemnifying Party. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Party unless (a) such Indemnifying Party agreed to pay such fees and expenses or (b) such Indemnifying Party shall have failed to assume the defense of such action or proceeding or has failed to employ counsel reasonably satisfactory to such Indemnified Party in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and such Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to such Indemnifying Party (in which case, such Indemnifying Party shall employ separate counsel at the expense of such Indemnifying Party, it being understood, however, that such Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Party and any other Indemnified Parties). No Indemnifying Party shall be liable for any settlement of any such action or proceeding effected without its written consent (which shall not be withheld unreasonably), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, such Indemnifying Party agrees to indemnify and hold harmless such Indemnified Party from and against any Liabilities by reason of such settlement or judgment. No Indemnifying Party shall agree to any settlement of any third party claim without the consent of the Indemnified Party, which shall not be withheld if such settlement provides only for the payment of money to be paid by the Indemnifying Party.

                                   ARTICLE 9.
                                  MISCELLANEOUS

                  9.1.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  All of the representations and warranties made herein shall survive the Closing.

                  9.2.     NOTICES.

                  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier service or personal delivery or via facsimile:

                           (a)      if to Purchasers:

                                    If to Blue Chip or Miami:

                                    Blue Chip Venture Company, Ltd.
                                    2000 PNC Center
                                    201 East Fifth Street
                                    Cincinnati, Ohio  45202
                                    Attention:  John H. Wyant

                                    If to Grotech or Grotech II:

                                    Grotech Capital Group
                                    9690 Deereco Road
                                    Timonium, MD  21093
                                    Attention:  Frank A. Adams

                                    If to Massey or Massey II:

                                    Massey Burch Capital Corporation
                                    310 25th Avenue North
                                    Nashville, TN  37203
                                    Attention:  William F. Earthman

                                    If to Venrock or Venrock II:

                                    Venrock Associates
                                    Room 5506
                                    30 Rockefeller Plaza
                                    New York, NY  10112
                                    Attention:  Ray A. Rothrock

                                    with a copy to:

                                    Taft, Stettinius & Hollister LLP
                                    1800 Star Bank Center
                                    425 Walnut Street
                                    Cincinnati, Ohio  45202
                                    Attention:  Gerald S. Greenberg, Esq.

                           (b)      if to the Company:

                                    USinternetworking, Inc.
                                    175 Admiral Cochrane Drive
                                    Suite 400
                                    Annapolis, Maryland  21401
                                    Attention:  Christopher R. McCleary

                                    with a copy to:

                                    Latham & Watkins
                                    1001 Pennsylvania Avenue, N.W.
                                    Suite 1300
                                    Washington, D.C.  20004-2505
                                    Attention:  James F. Rogers, Esq.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if delivered by facsimile, upon confirmation of such transmission; and five business days after being deposited in the mail, postage prepaid, if mailed.

                  9.3.     SUCCESSORS AND ASSIGNS.

                  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. This Agreement may be assigned by any Purchaser to any permitted transferee of all or part of the Preferred Shares or the Common Stock issued upon conversion thereof. The Company may not assign any of its rights under this Agreement without the written consent of the Purchasers. Except as provided in this Section 9.3, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Agreements.

                  9.4.     AMENDMENT AND WAIVER.

                           (a)      No failure or delay on the part of the
Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

                           (b)      Any amendment, supplement or modification of
or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company (if applicable) and the Purchasers, and
(ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party in any case shall entitle any party hereto to any other or further notice or demand in similar or other circumstances.

                  9.5.     COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  9.6.     HEADINGS.

                  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  9.7.     GOVERNING LAW.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to the principles of conflicts of law of such state.

                  9.8.     JURISDICTION.

                  Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of Maryland or of the United States of America for the District of Maryland and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 9.2, such service to become effective 10 days after such mailing.

                  9.9.     SEVERABILITY.

                  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  9.10.    RULES OF CONSTRUCTION.

                  Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

                  9.11.    ENTIRE AGREEMENT.

                  This Agreement, together with the exhibits and schedules hereto and the other Transaction Agreements, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, and the other Transaction Agreements supersede all prior agreements and understandings between the parties with respect to such subject matter.

                  9.12.    PUBLICITY.

                  Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto, provided that a Purchaser may nonetheless communicate with its partners concerning such transactions and investment in the Company and may publish a "tombstone" in the customary form with respect to its investment. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

                  9.13.    FURTHER ASSURANCES.

                  Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  9.14.    WAIVER OF JURY TRIAL.

                  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                     USINTERNETWORKING, INC.


                                     By:   [ILLEGIBLE]
                                        -----------------------------------
                                     Name:
                                          ---------------------------------
                                     Title:
                                           --------------------------------

                                     BLUE CHIP CAPITAL FUND II LIMITED
                                          PARTNERSHIP

                                     By:  BLUE CHIP VENTURE COMPANY, LTD.
                                          Its General Partner

                                     By:  /s/ John H. Wyant
                                        -----------------------------------
                                          John H. Wyant
                                          Manager

                                     MIAMI VALLEY VENTURE FUND L.P.

                                     By:  BLUE CHIP VENTURE COMPANY OF
                                          DAYTON, LTD.
                                          Its Special Limited Partner

                                     By:  /S/ John H. Wyant
                                        ------------------------------------
                                          John H. Wyant
                                          Manager

                                     GROTECH PARTNERS IV L.P.

                                     By:  GROTECH CAPITAL GROUP IV, LLC
                                          Its General Partner

                                     By:  /s/ Frank A. Adams
                                        ------------------------------------
                                     Name:  Frank A. Adams
                                     Title: President/CEO

                                     GROTECH PARTNERS V L.P.

                                     By:  GROTECH CAPITAL GROUP V, LLC
                                          Its General Partner

                                     By:  /s/ Frank A. Adams
                                        ------------------------------------
                                     Name:  Frank A. Adams
                                     Title: President/CEO

                                     SOUTHERN VENTURE FUND SBIC, L.P.

                                     By:  SVF SBIC, L.P.
                                          Its General Partner

                                     By:  /s/ William F. Earthman
                                        ------------------------------------
                                          Partner

                                     By:  [ILLEGIBLE]
                                        ------------------------------------
                                          Partner


                                     SOUTHERN VENTURE FUND, II, L.P.

                                     By:  /s/ William F. Earthman
                                        ------------------------------------
                                          General Partner

                                     VENROCK ASSOCIATES

                                     By:  [ILLEGIBLE]
                                        -----------------------------------
                                          General Partner

                                     VENROCK ASSOCIATES II, L.P.

                                     By:  [ILLEGIBLE]
                                        -----------------------------------
                                          General Partner

                         TABLE OF EXHIBITS AND SCHEDULES
                         -------------------------------

EXHIBITS
--------


EXHIBIT A                  FORM OF SHAREHOLDERS AGREEMENT

EXHIBIT B                  FORM OF CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                           OTHER SPECIAL RIGHTS OF PREFERRED STOCK AND
                           QUALIFICATIONS, LIMITATIONS AND DESIGNATIONS THEREOF

                                                                    EXHIBIT A

                              USINTERNETWORKING, INC.

                              SHAREHOLDERS' AGREEMENT

                                   Dated as of

                                  May [14], 1998

                              SHAREHOLDERS' AGREEMENT

     This SHAREHOLDERS' AGREEMENT ("Agreement") is entered into as of May 28, 1998 by and among USinternetworking, Inc., a Delaware corporation ("the Company"), Blue Chip Capital Fund II Limited Partnership, an Ohio Limited partnership ("BlueChip"), Miami Valley Venture Fund L.P., an Ohio limited partnership ("Miami"), Grotech Partners IV L.P., a Delaware limited partnership ("Grotech"), Grotech Partners V L.P., a Delaware limited partnership ("Grotech II"), Southern Venture Fund SBIC, L.P., a Delaware limited partnership ("Massey"), Southern Venture Fund II, L.P.,a Delaware limited Partnership ("Massey II"), Venrock Associates, a New York limited partnership ("Venrock"), and Venrock Associates II, L.P., a New York Limited partnership ("Venrock II") (Blue Chip, Miami, Grotech, Grotech II, Massey, Massey II, Venrock and Venrock II are referred to collectively herein as the "Purchasers" and individually as a "Purchaser"), and Christopher McCleary, Steve McManus and Chris M. Poelma (the "Individual Shareholders").

                                   RECITALS:


     A. Blue Chip, Miami, Grotech, Grotech II, Massey, Massey II, Venrock and Venrock II (together, and including their permitted successors and assigns, the "Purchasers") have agreed to purchase 38,333.33 shares of the Series A Preferred Stock (the "Preferred Shares") pursuant to that certain Stock Purchase Agreement dated as of May 13, 1998 (the "Stock Purchase Agreement") by and among the Purchasers and the Company.

     B. It is a condition precedent to the Closing under the Stock Purchase Agreement that the parties hereto enter into this Agreement.

     C. All of the Stockholders (as hereinafter defined) desire to enter into this Agreement for the purpose of regulating certain aspects of the Stockholders' relationships with regard to each other and the Company.

                                   AGREEMENT:

     NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the Company and stockholders agree as follows:

     Section 1. DEFINITIONS. As used herein, the following terms shall have the following meanings and other defined terms in this Agreement shall have the meanings given such terms in their respective sections and/or paragraphs:

     "BUSINESS" means the acquisition of interests in, and the operation of, companies engaged in activities related to the provision of Internet computing services to enterprise customers worldwide, and all services related thereto.

     "COMMON STOCK" means the Common Stock, par value .001 per share, of the Company and any other capital stock of the Company into which such Common Stock is reclassified or reconstituted.

     "COMPANY SECURITIES" means the Common Stock, Series A Preferred Stock and any other capital stock of the Company now or hereafter issued by the Company.

     "CONDITION OF THE COMPANY" shall have the same meaning as in the Stock Purchase Agreement.

     "EMPLOYEE STOCK OPTION PLAN" shall have the same meaning as in the Stock Purchase Agreement.

     "INVESTOR" shall have the same meaning as "Purchaser" in the Stock Purchase Agreement.

     "SERIES A PREFERRED STOCK" means the 8% Series A Convertible Preferred Stock, par value $.01 per share, of the Company, or any other capital stock of the Company into which such Series A Preferred Stock is reclassified or reconstituted.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     "STOCKHOLDERS" means those parties whose names appear under the heading "Stockholders" on the signature page attached hereto and such other persons who become parties hereto pursuant to Section 2 hereof.

     Section 2.  TRANSFER OF SECURITIES

     (a) GENERAL PROHIBITION ON TRANSFER. No Stockholder shall sell, assign, transfer, pledge, encumber or in any way dispose of ("Transfer") any Company Securities unless (i) such Stockholder has complied with the provisions of this Section 2, (ii) the transferee (if other than the Company or a transferee of Company Securities pursuant to a transaction set forth in clause (iv) of the definition of Exempt Transfers (as set forth in Section 2(c)) has agreed to become a party to, and be bound by the terms of, this Agreement and has executed a supplemental agreement hereto in form and substance reasonably satisfactory to the Company, and (iii) such Stockholder has delivered to the Company an opinion of such Stockholder's counsel, in form and substance reasonably satisfactory to the Company, to the effect that such Transfer is either exempt from the registration requirements of the Securities Act and the applicable securities laws of any state or that such registration requirements have been complied with.

     (b)  RIGHT OF FIRST OFFER

     (i) If any Stockholder (a "Seller") has received and accepted a bona fide offer (a "Transfer Offer") to purchase any or all of the Company Securities (the "Transfer Stock") then owned by such Seller to any person other than pursuant to an Exempt Transfer (as defined in Section 2(c) below), then before the Seller may sell the Transfer Stock, the Seller shall provide to the Company a written notice detailing the terms of such Transfer Offer that the Seller has accepted with respect to such Transfer Stock (a "Transfer Notice"). Such Transfer Notice shall identify the Transfer Stock, the price of the Transfer Stock, the identity of the third party offeror and all the other material terms and conditions of such Transfer Offer. The Transfer Notice shall contain an irrevocable offer (a "First Offer") to sell the Transfer Stock to the Company at a price equal to the price and upon substantially the same terms as the terms contained in such Transfer Offer. The Company shall have the irrevocable right and option (the "Right of First Offer") exercisable as provided below, to accept the First Offer as to any or all Company Securities of the Transfer Stock. The Company shall provide the Seller with an irrevocable written notice of acceptance specifying the number of Company Securities of the Transfer Stock which the Company is agreeing to purchase pursuant to such First Offer, which shall be binding on the Company for the number of Company Securities in such notice of acceptance, which notice of acceptance must be provided to the Seller within fifteen (15) business days after the date the Transfer Notice is given (the "Notice Period").

     (ii) Subject to the Seller's rights under SEction 2(b)(iii), the closing of the purchase of the Transfer Stock by the Company pursuant to this
Section 2(b) shall take place at the principal office of the Company on the Thirtieth (30th) business day after the expiration of the Notice Period (or after the receipt of any required governmental consents or approvals). At such closing, the Company shall deliver a certified check or checks in the appropriate amount to the Seller against delivery of certificates representing the Transfer Stock so purchased, duly endorsed in blank by the person or persons in whose name a stock certificate is registered or accompanied by a duly executed assignment separate from the certificate with the signatures thereon guaranteed by a commercial bank or trust company.

     (iii) Notwithstanding the exercise by the Company of its rights under this Section 2(b), if at the end of the Notice Period the Company shall have agreed to purchase less than all of the Transfer Stock covered thereby (a "Partial Purchase Commitment"), the Seller shall promptly notify the Company as to whether or not it shall accept such Partial purchase Commitment. If such Partial Purchase Commitment is accepted, the closing for such purchase of a portion of such Transfer Stock shall take place pursuant to Section
2(b)(ii) hereof. Upon acceptance by the Seller of the Partial Purchase Commitment, the Seller shall have the right within the time hereinafter specified to Transfer any Transfer Stock not included in the Partial Purchase Commitment at a price not less than and on terms no more favorable to the purchaser than were in the Transfer Notice. If the Seller determines not to accept the Partial Purchase Commitment, the Seller shall have the right within the time hereinafter specified to Transfer any or all of the Transfer Stock at a price not less than and on terms no more favorable to the purchaser than contained in the Transfer Notice. If the Company notifies the Seller that it has decided not to purchase any portion of the Transfer Stock, or the Seller has accepted a Partial Purchase Commitment and desires to Transfer the remaining Transfer Stock, or the Seller has rejected the Partial Purchase Commitment and desires to Transfer the Transfer Stock, the Seller shall have 180 days from the end of the Notice Period (the "Sales Period"), in which to Transfer any or all of the Transfer Stock at a price not less than and on terms no more favorable than were contained in the Transfer Notice. No sale may be made to any third party unless such third party agrees in writing, in form and substance reasonably acceptable to the Company, to be bound by the provisions of this Agreement, as a Stockholder. Promptly after any sale pursuant to this Section 2(b), the Seller shall notify the Company of the consummation thereof and shall furnish such evidence of the completion (including time of completion) of such sale and of the terms thereof as the Company may reasonably request. If, at the termination of the Sales Period, the Seller has not completed the sale of all the Transfer Stock, such Seller shall no longer be permitted to Transfer such Transfer Stock pursuant to this
Section 2(b) without again fully complying with the provisions of this
Section 2(b) and all the restrictions on Transfer contained in this Agreement shall again be in effect with respect to all such Seller's Transfer Stock.

     (c) EXEMPT TRANSFER. The following transactions shall constitute "Exempt Transfers" for the purpose of Section 2(b): (i) a Transfer of Company Securities by a Stockholder to the Company, (ii) a Transfer by a Stockholder of Company Securities by will or intestate succession to such Stockholder's executor's, administrators, testamentary trustees, legatees or beneficiaries,
(iii) a Transfer of Company Securities by a Stockholder to any Related Party (as defined below) of such Stockholder, (iv) a Transfer of Company Securities by a Stockholder to the public pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 promulgated thereunder, (v) a Transfer of Company Securities that has been approved in writing as an Exempt Transfer by the holders of a majority of the outstanding Common Stock and the holders of a majority of the outstanding Preferred Stock; or (vi) a Transfer of Company Securities from one of the Stockholders to another of the Stockholders.

     (d) TAG-ALONG. In addition to the foregoing, a Stockholder may Transfer any Company Securities pursuant to Section 2(b) only if the purchaser thereof agrees to provide each of the other Stockholders the right (but not the obligation) to participate in the Transfer of its Company Securities to such purchaser upon the same terms and conditions. If the prospective purchaser will not purchase all of the Company Securities which each of the Stockholders wishes to sell pursuant to this Section 2(d), then the number of shares which each of the Stockholders may sell will be determined on a pro-rata basis. The right of a Stockholder to participate in any Transfer of Company Securities pursuant to this Section 2(d) shall terminate unless such Stockholder shall give written notice to the selling Stockholder of its intent to participate in such Transfer within ten
(10) days after receiving the notice described above.

     (e) RELATED PARTY. As used herein, the term "Related Party" with respect to any Stockholder means: (A) any person or entity that directly or indirectly, through one or more intermediaries, has control of or is controlled by, or is under common control with, the person or entity specified (an "Affiliate"); (B) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, or owners, or persons holding a controlling interest of which consist of such Stockholder and/or such other persons or entities referred to in the immediately preceding clause (A), (C) with respect to any Stockholder which is an individual, such Stockholder's spouse, siblings, children or parents, or (D) with respect to any Stockholder which is a partnership or a limited liability company, such Stockholders' partners or members as of the date hereof and those persons who become partners or members of such Stockholder in the ordinary course of such Stockholder's business.


     Section 3.  REGISTRATION RIGHTS.

     (a)  PIGGYBACK REGISTRATION RIGHTS.

          (1) RIGHT TO PIGGYBACK. Subject to the last sentence of this subsection (1), whenever the Company proposes to register any shares of Common Stock with the Securities and Exchange Commission (the "Commission") under the Securities Act (other than registrations on Form S-4 or Form S-8) and the registration form to be used may be used for the registration of the Registrable Securities (as defined in subsection (j) below) (a "Piggyback Registration"), the Company will give written notice to all Stockholders, at least thirty (30) days prior to the anticipated filing date, of its intention to effect such a registration, which notice will specify the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and will, subject to subsection (a)(2) below, include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) business days after the delivery of the Company's notice. Except as may otherwise be provided in this Agreement, Registrable Securities with respect to which such request for registration has been received will be registered by the Company and offered to the public in a Piggyback Registration pursuant to this Section 3 on the terms and conditions at least as favorable as those applicable to the registration of the shares of Common Stock to be sold by the Company and by any other person selling under such Piggyback Registration.

          (2) PRIORITY ON PIGGYBACK REGISTRATIONS. If the managing underwriter or underwriters, if any, advise the holders of Registrable Securities in writing that in its or their reasonable opinion or, in the case of a Piggyback Registration not being underwritten, the Company shall reasonably determine (and notify the holders of Registrable Securities of such determination), after consultation with an investment banker of nationally recognized standing, that the number or kind of securities proposed to be sold in such registration (including Registrable Securities to be included pursuant to subsection (a)(1) above) will materially adversely affect the success of such offering (including, without limitation, an impact on the selling price), the Company will include in such registration the number of securities, if any, which, in the opinion of such underwriter or underwriters, or the Company, as the case may be, can be sold, as follows: (i) first, the shares the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by the Stockholders, pro rata among those of the requesting Stockholders that are Purchasers on the basis of the number of shares of Registrable Securities that each has requested to be included in such registration and (iii) third, pro rata among all other Stockholders.

     (b)  DEMAND REGISTRATION RIGHTS.

          (1) RIGHT TO DEMAND REGISTRATION. Stockholders holding at least 40% of the Registrable Securities then outstanding (calculated on a fully-diluted basis) (referred to herein as a "Demanding Group") shall have the right at any time after the date ninety (90) days after the first registration of Common Stock under the Securities Act (other than any registration on Form S-8 or a similar successor form) (the "Trigger Date") to make a written request of the Company for registration with the Commission, under and in accordance with the provisions of the Securities Act, of all or part of their Registrable Securities (a "Demand Registration"); PROVIDED, that (x) the Company may, if the Board of Directors determines in the exercise of its reasonable judgment that due to a pending or contemplated acquisition or disposition, to effect such Demand Registration at such time would have a material adverse effect on the Company, defer such Demand Registration for a single period not to exceed one hundred eighty (180) days (but if the Company elects to defer any Demand Registration pursuant to the terms of this sentence, no Demand Registration shall be deemed to have occurred for purposes of this Agreement) and (y) the Company shall be obligated pursuant to this Section 3(b)(1) to effect only the number of Demand Registrations set forth in subsection 3(b)(2) below. Within ten (10) days after receipt of the request for a Demand Registration, the Company will send written notice (the "Notice") of such registration request and its intention to comply therewith to all Stockholders who are holders of Registrable Securities and, subject to subsection (3) below, the Company will include in such registration all Registrable Securities of such Stockholders with respect to which the Company has received written requests for the effectiveness of the Notice. All requests made pursuant to this subsection (b)(1) will specify the aggregate number of Registrable Securities requested to be registered and will also specify the intended methods of disposition thereof.

          (2) NUMBER OF DEMAND REGISTRATIONS. The Stockholders shall be entitled to two (2) Demand Registrations, and the expenses of each (including the fees and expenses of a total of one counsel for the Demanding Group in accordance with subsection (e)(2) below) shall be borne by the Company. A Demand Registration shall not be counted as a Demand Registration hereunder until such Demand Registration has been declared effective by the Commission and maintained continuously effective for a period of at least three months or such shorter period when all Registrable Securities included therein have been sold in accordance with such Demand Registration. In addition, at such time, if any, as the Company becomes eligible to use Form S-3 under the Securities Act (or any successor form thereto), a Demanding Group shall be entitled to one Demand Registration in each twelve-month period, subject to the other provisions hereof.

          (3) PRIORITY ON DEMAND REGISTRATIONS. If in any Demand Registration the managing underwriter or underwriters thereof (or in the case of a Demand Registration not being underwritten, the holders of a majority of the Registrable Securities held by the Demanding Group after consultation with an investment banker of nationally recognized standing), advise the Company in writing that in its or their reasonable opinion the number of securities proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering without having a material adverse effect on the success of the offering (including, without limitation, an impact on the selling price), the Company will include in such registration only the number of securities that, in the reasonable opinion of such underwriter or underwriters (or such holders of Registrable Securities held by the Demanding Group, as the case may be) can be sold without having a material adverse effect on the success of the offering, as follows: (i) first, the Registrable Securities requested to be included in such Demand Registration by the Demanding Group, pro rata, among such Stockholders on the basis of the number of shares of Registrable Securities each has requested to be included in the Demand Registration, and (ii) second, shares to be issued and sold by the Company or shares held by persons that are Purchasers but are not in the Demanding Group, and in either case requested to be included in such Demand Registration, on the basis of the number of shares that such persons have requested to be included in the Demand Registration, and (iii) shares held by other Stockholders that are requested to be included in the Demand Registration, on the same basis.

     (c) REGISTRATION PROCEDURES. With respect to any Piggyback Registration or Demand Registration (generically, a "Registration"), the Company will as expeditiously as practicable:

          (1) prepare and file with the Commission, within 90 days after mailing the applicable Notice, a registration statement or registration statements (the "Registration Statement") relating to the applicable Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof; PROVIDED that the Company will include in any Registration Statement all information that the holders of the Registrable Securities so to be registered shall reasonably request and shall include all financial statements required by the Commission to be filed therewith, cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD"), and use its best efforts to cause such Registration Statement to become effective; PROVIDED FURTHER, that before filing a

Registration Statement or prospectus related thereto (a "Prospectus") or any amendments or supplements thereto, the Company will furnish to the holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such holders and underwriters and their respective counsel, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the holders of a majority of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

          (2) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep each Registration Statement effective for the applicable period, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; the Company shall not be deemed to have used its best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in selling holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required under applicable law, PROVIDED, that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of subsection (11) of this subsection (c), if applicable;

          (3) notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such person or entity) confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contemplated by subsection (14) below cease to be true and correct in any material respect, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (F) of the happening of any event which makes any statement of a material fact made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the

Prospectus or any document incorporated therein by reference in order to make the statements of material facts contained therein not misleading;

          (4) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as possible;

          (5) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (6) furnish to each selling holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (7) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such selling holder of Registrable Securities and underwriters may reasonably request; the Company consents to the use of each Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

          (8) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as any seller or underwriter reasonably requests in writing, considering the amount of Registrable Securities proposed to be sold in each such jurisdiction, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; PROVIDED that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

        (9) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

        (10) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

        (11) upon the occurrence of any event contemplated by subsection
(3)(F) above, prepare a supplement or post effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

        (12) cause all Registrable Securities covered by any Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed, or cause such Registrable Securities to be authorized for trading on the NASDAQ National Market System if any similar securities issued by the Company are then so authorized, if requested by the holders of a majority of such Registrable Securities or the managing underwriters, if any;

        (13) provide a CUSIP number for all Registrable Securities, not later than the effective date of the applicable Registration Statement;

        (14) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registration is an underwritten Registration (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (B) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions) in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Registrable Securities being sold) addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters; (C) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (D) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures set forth in subsection (f) below with respect to all parties to be indemnified pursuant to said subsection; and (E) the Company shall deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with subsection 3(F) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder,

         (15) make available for inspection by a representative of the holders of a majority of the Registrable Securities, any underwriter participating in any disposition pursuant to such Registration, and any attorney or accountant retained by the sellers or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; PROVIDED, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order or any regulatory body having jurisdiction;

         (16) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five
(45) days after the end of any twelve (12)-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve (12)-month periods; and

         (17) promptly prior to the filing of any document that is to be incorporated by reference into any Registration Statement or Prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to the selling holders of Registrable Securities and to the managing underwriters, if any, and make the Company's representatives available for discussion of such document.

The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the proposed distribution of such securities as the Company may from time to time reasonably request in writing.

Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (3)(F) of this subsection (c), such holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such holder's receipt of copies of the supplemented or amended Prospectus as contemplated by subsection (11) of this subsection (c), or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods referred to in subsection
(2) of this subsection (c) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by subsection (11) of this subsection (c) or the Advice.

    (d) RESTRICTIONS ON PUBLIC SALE.

         (1) PUBLIC SALE BY HOLDERS OF REGISTRABLE SECURITIES. To the extent not inconsistent with applicable law, each Stockholder, if requested by the managing underwriter or underwriters for any such Registration, agrees not to effect any public sale or distribution of Company Securities including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, during the 15 business days prior to, and during the ninety
(90)-day period (or such shorter period as may be agreed to by such holders) beginning on, the effective date of the applicable Registration Statement (except as part of such Registration).

         (2) PUBLIC SALE BY THE COMPANY AND OTHERS. If requested by the managing underwriter or underwriters for any underwritten Registration, (i) the Company will not effect any public sale or distribution of Company Securities during the fifteen (15) business days prior to, and during the ninety (90)-day period beginning on the effective date of such Registration and (ii) the Company will cause each holder of Company Securities purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period described in clause
(i) above (except as part of such Registration, if otherwise permitted).

    (e) REGISTRATION EXPENSES.

         (1) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, including, without limitation, all registration and filing fees, the fees and expenses of the counsel and accountants for the Company (including the expenses of any "cold comfort" letters and special audits required by or incident to the performance of such persons), all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the Prospectus included therein, the costs and expenses incurred by the Company in connection with the qualification of the Registrable Securities under the state securities or "blue sky" laws of various jurisdictions, the costs and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), the costs and expenses of listing the Registrable Securities for trading on a national securities exchange or authorizing them for trading on NASDAQ and all other costs and expenses incurred by the Company in connection with any Registration hereunder, PROVIDED, that, except as otherwise provided in subsection (2) below, each Stockholder shall bear the costs and expenses of any underwriters' commissions, brokerage fees or transfer taxes relating to the Registrable Securities sold by such Stockholders and the fees and expenses of any counsel, accountants or other representative retained by Stockholder.

         (2) Notwithstanding the foregoing and except as provided below, in connection with each Registration hereunder, the Company will reimburse the Stockholders who are holders of Registrable Securities being registered in any Registration hereunder for (i) the reasonable fees and disbursements of not more than one counsel, which counsel shall be chosen (x) by the holders of a majority of the Registrable Securities to be included therein that are held by the Demanding Group, in the case of a Demand Registration and (y) otherwise, by the holders of a majority of all Registrable Securities to be included therein, and (ii) the reasonable out-of-pocket expenses of the holders of Registrable Securities in connection with such Registration, including travel costs (if any).

    (f) INDEMNIFICATION.

         (1) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify, to the full extent permitted by law, each Stockholder, its officers, directors, partners and agents and each person who controls such Stockholder (within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act")), against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of a Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to such Stockholder furnished in writing to the Company by such Stockholder or its representative expressly for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities; PROVIDED, HOWEVER, if pursuant to an underwritten public offering of Registrable Securities, the Company and any underwriters enter into an underwriting or purchase agreement relating to such offering that contains provisions relating to indemnification and contribution between the Company and such underwriters, such provisions shall be deemed to govern indemnification and contribution as between the Company and such underwriters.

         (2) INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. In connection with any Registration in which a Stockholder is participating, each such Stockholder will furnish to the Company in writing such information with respect to such Stockholder as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the full extent permitted by law, the Company, the directors and officers of the Company signing the Registration Statement and each person who controls the Company (within the meaning of the Securities Act and the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement or Prospectus or preliminary Prospectus (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to such Stockholder so furnished in writing by such Stockholder or its representative specifically for inclusion therein; PROVIDED, HOWEVER, that the Stockholder's liability shall in no event exceed the net proceeds received by such Stockholder from the sale of shares pursuant to such Registration Statement. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information with respect to such persons or entities so furnished in writing by such persons or entities or their representatives specifically for inclusion in any Prospectus or Registration Statement.

         (3) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person or entity entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party after the receipt by the indemnified party of a written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party will claim indemnification or contribution pursuant to this Agreement; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding clauses (1) and (2), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonable satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

         (4) CONTRIBUTION. If for any reason the indemnification provided for in the preceding clauses (1) and (2) is unavailable to an indemnified party as contemplated by the preceding clauses (1) and (2), then the indemnifying party in lieu of indemnification shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no Stockholder shall be required to contribute in an amount greater than the difference between the net proceeds received by such Stockholder with respect to the sale of any Shares and all amounts already contributed by such Stockholder with respect to such claims, including amounts paid for any legal or other fees or expenses incurred by such Stockholder.

    (g) RULE 144. The Company agrees that at all times after it has filed a registration statement pursuant to the requirements of the Securities Act relating to any class of equity securities of the Company, it will file in a timely manner all reports required to be filed by it pursuant to the Securities Act and the Exchange Act and will take such further action as any holder of Registrable Securities may reasonably request in order that such holder may effect sales of Company Securities pursuant to Rule 144. At any reasonable time and upon request of any Stockholder, the Company will furnish such Stockholder and others with such information as may be necessary to enable the Stockholder to effect sales of Company Securities pursuant to Rule 144 under the Securities Act and will deliver to such Stockholder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

     (h) PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Stockholder may participate in any underwritten Registration hereunder unless such Stockholder (i) agrees to sell its Registrable

Securities on the basis provided in any underwriting arrangements, and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements, provided that the representations and warranties of any Stockholder therein shall be limited to its title to the Registrable Securities to be sold and other matters within its knowledge.

     (i) OTHER REGISTRATION RIGHTS. The Company will not grant to any person (including the Stockholders) any demand or piggyback registration rights with respect to the Company Securities of the Company other than piggyback registration rights that are not inconsistent with the terms of this Section 3. To the extent that the Company grants to any person registration rights with respect to any securities of the Company having provisions more favorable to the holders thereof than the provisions contained in this Agreement, the Company will confer comparable rights to the holders of Registrable Securities under this Agreement. Except as provided herein, the Company will not grant any registration rights that would permit any person or entity the right to piggyback on any Demand Registration.

     (j) DEFINITION OF REGISTRABLE SECURITIES. "Registrable Securities" means any shares of Common Stock into which the Preferred Shares shall have been converted or may be converted pursuant to the terms thereof, but with respect to any share, only until such time as such share (i) has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it or (ii) has been sold to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act and the Legend referred to in Section 10(a) has been removed from the certificate representing such share.

     (k) AMENDMENTS AND WAIVERS. The provisions of this Section 3, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given unless approved by the Company in writing and the Company has obtained the written consent of Stockholders holding at least eighty-five percent (85%) of the then outstanding Registrable Securities.

     Section 4.  GOVERNANCE.

     (a) On the date hereof, the Board of Directors of the Company shall consist solely of the following members: Christopher McCleary, Chris Poelma, Steve McManus, Benjamin Diesbach, Dean Meiszer, David Poulin, Frank Adams, John Wyant, Ray Rothrock and William Earthman (collectively, the "Directors"). All Stockholders agree to vote or execute a written consent to effect the election of such Directors to take office immediately upon execution hereof.

     (b) The Company's Board of Directors shall be composed of eleven directors, and the Company and each Stockholder hereby agrees to take, at any time and from time to time, all action necessary (including, without limitation, voting the shares of the Company's Common

Stock owned or controlled by such Stockholder, calling special meetings of stockholders and executing and delivering written consents) such that:

          (A) The Board of Directors shall include at all times a person designated by each Investor (treating Blue Chip and Miami as one Investor, Grotech and Grotech II as one Investor, Venrock and Venrock II as one Investor, and Massey and Massey II as one Investor).

          (B) Three members of the Board of Directors shall at all times be persons designated by Christopher McCleary, so long as he is the Chief Executive Officer of the Company. In the event that the Chief Executive Officer and the holders of a majority of the Series A Preferred Stock agree that a certain individual of national prominence and reputation would enhance the stature of the board of directors, and if there is no remaining vacancy on the board of directors, the Chief Executive Officer shall include such individual as one of the three directors to be nominated by him.

          (C) Three directors shall be elected annually and shall be independent of the Company and of each of the Investors, as nominated annually by Christopher McCleary, so long as he is the Chief Executive Officer, subject to the consent of the holders of a majority of the Series A Preferred Stock, such consent not to be unreasonably withheld.

     (c) The Board of Directors shall at all times have an Executive Committee, which shall have the right to exercise all powers of the Board of Directors to the maximum extent permitted to be exercised by such committees pursuant to the Delaware General Corporation Law. The Executive Committee will meet at least monthly during the 12-month period following the date of this Agreement. The Executive Committee of the Company's Board of Directors shall consist at all times of five directors and each Stockholder hereby agrees to take, at any time and from time to time, all action necessary (including, without limitation, voting the Company Securities owned or controlled by such Stockholder, calling special meetings of Stockholders and delivering written consents) such that:

          (A) the Executive Committee shall include at all times a person designated by each Investor (treating Blue Chip and Miami as one Investor, Grotech and Grotech II as one Investor, Venrock and Venrock II as one Investor, and Massey and Massey II as one Investor); and

          (B) the Chief Executive Officer of the Company shall at all times be a member of the Executive Committee.

     (d) No director or member of the Executive Committee may be removed except by the holders of a majority of the Company Securities entitled to appoint such director or member in accordance with Section 4(b) or Section 4(c), respectively, and each Stockholder hereby agrees to take all action necessary (including, without limitation, voting the shares of the

Company's voting securities owned or controlled by such Stockholder, calling special meetings of stockholders and executing and delivering written consents) for the purpose of accomplishing the foregoing. If a vacancy on the Board occurs by reason of the death, removal, resignation, retirement or election not to serve of a designee, the remaining directors and the Company shall cause the vacancy thereby created to be filled by a new designee as soon as possible, who is designated in the manner and by the persons specified in
Section 4(b) and the Company and each Stockholder hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same; PROVIDED, HOWEVER, that if any group fails to designate a representative in accordance with Section 4(b) above for a period of thirty (30) consecutive days, then such vacancy shall be filled by a vote of all of the shareholders of the Company until such time as the board member is designated in accordance with Section 4(b).

     (e) Members of the Board of Directors shall be entitled to compensation and reimbursement of expenses pursuant to policies to be adopted by the Board of Directors. The Company shall obtain and maintain at all times during which this Agreement remains in effect, at the cost and expense of the Company, director liability insurance policies covering each member of the Board of Directors. Such director liability insurance policies shall be provided by a reputable nationally recognized insurance carrier and shall provide coverage in such amounts and on such terms as may be reasonable acceptable to each member of the Board of Directors.

     Section 5.  PREEMPTIVE RIGHTS.

     If the Company proposes to issue or sell any Common Stock, or any other class of capital stock, or any warrants, options or rights to acquire, convertible into or exchangeable for any shares of capital stock of the Company, or any security having a direct or indirect equity participation in the Company (for purposes hereof, "New Securities"), other than (i) in a public offering registered under the Securities Act, (ii) pursuant to a stock split, dividend or the recapitalization, or (iii) pursuant to the Employee Stock Option Plan, then the Company shall deliver written notice thereof to each of the Stockholders setting forth the number, terms and purchase consideration (or if such purchase consideration is not expressed in cash, the fair market value cash equivalent thereof determined in good faith by the Board of Directors of the Company) of the New Securities which the Company proposes to issue. Each such Stockholder shall thereupon have the right, unless otherwise agreed in writing by such Stockholder in advance, to elect to purchase on the same terms and conditions (including consideration or the cash equivalent thereof) as those offered to any third party that number of New Securities proposed to be issued as would maintain such Investor's relative proportional equity interest in the Company. Such Stockholder may make such election by written notice to the Company within twenty (20) days of receipt of notice of any proposed issuance of New Securities. If an Investor does not elect to purchase its pro rata portion of New Securities within twenty (20) days of the date of the foregoing notice, this pro rata purchase right shall terminate with respect to the New Securities described in the written notice delivered to that party, and the Company may, in its sole discretion, sell to third parties within ninety (90) days after such Stockholder's receipt of the notice of the proposed issuance of New Securities any or all of the New Securities described in such written notice with respect to which the purchase right was not exercised, but only on the terms and and conditions set forth in such written notice to the Investors. The Company shall not sell any New Securities to any Person unless such Person agrees, in form and substance reasonably satisfactory to the Stockholders, to be bound by the terms hereof as the Stockholders.

     Section 6.  INTENTIONALLY OMITTED.

     Section 7.  ACCESS AND REPORTS, CONFIDENTIALITY.

     (a) As promptly as possible after the end of each month, quarter and year, but not later than twenty (20) days after each month-end and quarter-end and ninety (90) days after each year-end, the Company shall deliver to each of the Stockholders consolidated financial statements (consisting of a balance sheet and statements of income and cash flows and notes thereto) for such period prepared in accordance with generally accepted United States accounting principles, provided, however, that the monthly and quarterly financial statements shall not be required to have footnotes and may be subject to normal year-end adjustments, none of which will be materially adverse. Such financial statements shall include in comparative form any available figures as projected or planned and figures for the corresponding periods of the previous fiscal year, all in reasonable detail. The annual financial statements shall be accompanied by an audit opinion thereon of an independent certified public accounting firm of national reputation acceptable to the Investors. The quarterly and annual financial statements shall be accompanied by management's narrative description and analysis in reasonable detail of the Company's results of operations and financial condition. All financial statements shall be accompanied by a certificate of the chief financial officer, controller or chief executive officer of the Company to the effect that (i) they are true and correct in all material respects and accurately reflect the consolidated financial condition of the Company and its consolidated results of operations and cash flows at the date and for the periods indicated; (ii) neither the Company nor any subsidiary, if any, is in default under any material agreement to which it is a party, including this Agreement, the Company's Certificate of Incorporation, as amended, and the Stock Purchase Agreement, (iii) all Federal and state payroll and withholding taxes have been paid in accordance with applicable law and (iv) there exists no event of default or event or condition which with notice or passage of time will become on event of default under any material agreement to which the Company or any of its subsidiaries is a party. The Company shall at all times maintain a standard system of accounting in accordance with generally accepted accounting principles.

     (b) The Company shall promptly provide each of the Investors with such other financial and business information as such Investor may reasonably request at any time and from time to time.

     (c) The Company shall, upon receipt of reasonable notice, permit each of the Investors and any of their respective representatives to visit and inspect any of the properties or facilities of the Company or any subsidiary during normal business hours and to review their respective books and records (and to make extracts therefrom) and to discuss the Company's affairs, finances and accounts with its officers, employees and independent public accountants.

     Section 8. OTHER AFFIRMATIVE COVENANTS. Unless compliance is waived in writing in advance by the Investors (except in the case of Section 8(h), compliance with which shall not be subject to waiver), the Company shall cause each of its subsidiaries to:

     (a) prepare an annual fiscal year operating budget, which shall include monthly capital and operating expense budgets, cash flow statements, capital expenditure budgets, profit and loss projections and employee hiring projections, and submit it for approval to the Executive Committee of its Board of Directors at least thirty (30) days prior to the commencement of the year covered thereby (each such budget, as approved by such Executive Committee, a "Budget");

     (b)  pay when due all taxes and file any tax returns when due;

     (c)  comply with all laws, rules and regulations applicable to it;

     (d) maintain all of its properties in good working order, ordinary wear and tear excluded;

     (e)  maintain its corporate existence;

     (f) maintain with credit-worthy insurers insurance in such amounts and of such types as are maintained by prudent firms of similar size engaged in businesses similar to the Business, and use reasonable efforts to obtain directors liability insurance satisfactory to the Investors;

     (g) obtain by September 1, 1998, and continue thereafter to maintain with credit-worthy insurers for the benefit of the Company key-man life insurance on the life of Christopher McCleary of not less than $10 million; and

     (h) provide each of the Investors with prompt written notice of the occurrence of (i) any default or breach by the Company or any subsidiary or any shareholder of any of its representations, warranties or covenants under the Stock Purchase Agreement or this Agreement, (ii) any default under this Agreement or violation of the Company's Certificate of Incorporation or Bylaws, (iii) any event which, with the passage of time or notice, would result in such a default, (iv) any material adverse change in the Condition of the Company or (v) any event which is reasonably likely to cause any of the matters described in clause (iv) above.

     Section 9.  TERMINATION AND AMENDMENT.

     The provisions of Sections 2, 4, 5, 6, 7 and 8 of this Agreement shall terminate upon the earlier of (i) the consummation of an underwritten public offering of Common Stock designed to achieve broad distribution of such Common Stock and resulting in the listing of such Common Stock on a national securities exchange or NASDAQ, or (ii) the consummation of any merger of the Company with and into a company whose common stock is publicly traded on a national securities exchange or NASDAQ (each an "Exchange"), in which at least 90% of the merger consideration is composed of registered securities listed on an Exchange and/or cash, and where as a result of such merger the holders of the Company's equity securities immediately prior to the merger own equity securities of the surviving publicly traded company with less than 50% of the voting power of its outstanding securities. The provisions of this Agreement may be modified or amended by the written agreement of the Stockholders; PROVIDED, HOWEVER, that amendments of or modifications to
Section 3 will be subject to the requirements of Section 3(k).

     Section 10.  MISCELLANEOUS.

     (a) LEGEND. The certificates representing the capital stock of the Company held by each of the Stockholders shall bear the following legend:

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES OR SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND ANY SIMILAR REQUIREMENTS OF ANY APPLICABLE STATE SECURITIES LAW. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A SHAREHOLDERS' AGREEMENT DATED AS OF MAY __, 1998, A COPY OF WHICH IS AVAILABLE UPON REQUEST FROM THE SECRETARY OF THE COMPANY."

If any capital stock of the Company becomes eligible for sale pursuant to Rule 144(k) promulgated under the Securities Act, the Company shall, upon the request of any holder of such capital stock, remove the legend set forth in this Section 10(a) from the certificates evidencing the shares of such capital stock held by such holder. In addition, (i) in connection with any Transfer of shares of any capital stock of the Company pursuant to any public offering registered under the Securities Act or pursuant to Rule 144 or Rule 144A (or any similar rule or rules then in effect promulgated under the Securities Act) if such rule is available or (ii) if the holder of any shares of capital stock of the Company delivers to the Company an opinion of counsel reasonably acceptable to the Company that no subsequent Transfer of such shares shall require registration under the Securities Act, the Company shall promptly upon such Transfer deliver new certificates for such shares which do not bear the legend set forth in this Section 10(a).

     (b) SUCCESSORS, ASSIGNS AND TRANSFEREES. This Agreement shall be binding upon and inure to be benefit of the parties hereto, their respective legal representatives, heirs, legatees, successors and permitted assigns (including any party to which any Stockholder has Transferred Shares if such party is required under Section 2(a) to become bound hereby). The Company covenants and agrees that it will not issue Preferred Shares to any person (other than pursuant to an effective Registration Statement) unless such person, prior to such issuance, agrees in writing to be bound by this Agreement, as amended or modified prior to the date of such issuance, to the same extent and in the same manner as the other parties hereto. Each such supplementary agreement shall become effective upon its execution by the Company and such person acquiring such shares, and it shall not require the signatures or the consent of any other party hereto. Upon such execution such person shall be bound by all the restrictions placed on the Stockholders by this Agreement and all actions taken by the Stockholders and the Company pursuant to this Agreement prior to the execution of such supplementary agreement, shall be subject to any additional restrictions set forth in such supplementary agreement and shall enjoy only such rights as are specifically set forth in such supplementary agreement. Notwithstanding anything to the contrary set forth herein, shares sold to the public pursuant to an effective Registration Statement shall no longer be subject to any of the provisions of this Agreement.

     (c) SPECIFIC PERFORMANCE, ETC. The Company and each Stockholder, in addition to being entitled to exercise all rights provided herein, in the Company's Certificate of Incorporation or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement, without the requirement of bond. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware.

     (e) INTERPRETATION. The headings of the sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

     (f) NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, or sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three (3) business days after the date of deposit in the United States mail, by certified mail return receipt requested, as follows:

     (i)  If to the Company to:

          USinternetworking, Inc.
          175 Admiral Cochrane Drive
          Suite 400
          Annapolis, MD 21401
          Attention: Christopher R. McCleary

          with a copy to:

          Latham & Watkins
          1001 Pennsylvania Avenue, N.W.
          Suite 1300
          Washington, D.C. 20004-2505
          Attention: James F. Rogers, Esq.

     (ii) If to Blue Chip or Miami:

          Blue Chip Venture Company, Ltd.
          2000 PNC Center
          201 East Fifth Street
          Cincinnati, OH 45202
          Attention: John H. Wyant

          If to Grotech or Grotech II:

          Grotech Capital Group
          9690 Deereco Road
          Timonium, MD 21093
          Attention: Frank A. Adams

          If to Massey or Massey II:

          Massey Burch Capital Corporation
          310 25th Avenue North
          Nashville, TN 37203

          Attention: William F. Earthman

          If to Venrock or Venrock II:

          Venrock Associates

          Room 5506
          30 Rockefeller Plaza
          New York, NY 10112
          Attention: Ray A. Rothrock

          with a copy to:

          Taft, Stettinius & Hollister LLP
          1800 Star Bank Center
          425 Walnut Street
          Cincinnati, OH 45202
          Attention: Gerald S. Greenberg, Esq.

     (g) INSPECTION AND COMPLIANCE WITH LAW. Copies of this Agreement will be available for inspection or copying by any Stockholder at the offices of the Company through the Secretary of the Company.

     (h) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this paragraph (h), may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given, except by a written instrument executed by all of the parties hereto. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

     (i) TRANSFERS VOID. Any Transfer of any security of the Company in violation of this Agreement shall be null and void and the Company covenants and agrees that it will not register or otherwise recognize a Transfer (whether for the purposes of shareholder or voting or in connection with the distribution of dividends or other corporate assets) of any securities which it has reason to believe was effected in violation of this Agreement.

     (j) COUNTERPARTS. This Agreement may be executed in one or more counterparts, by the original parties hereto and any successor in interest, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

     (i) ATTORNEY'S FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

    (l) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

     IN WITNESS WHEREOF, the parties have executed this Shareholders' Agreement as of the date first above written.

                                     THE COMPANY:

                                     USINTERNETWORKING, INC.
                                     a Delarware corporation


                                     By: _____________________________________
                                           Christopher R. McCleary, President


                                     THE STOCKHOLDERS:

                                     BLUE CHIP CAPITAL FUND II LIMITED
                                         PARTNERSHIP

                                     By: BLUE CHIP VENTURE COMPANY, LTD.
                                           Its General Partner


                                     By: _____________________________________
                                           John H. Wyant
                                           Manager

                                     MIAMI VALLEY VENTURE FUND L.P.

                                     By: BLUE CHIP VENTURE COMPANY OF
                                           DAYTON, LTD.
                                           Its Special Limited Partner

                                     By: _____________________________________
                                           John H. Wyant
                                           Manager

                                     GROTECH PARTNERS IV L.P.

                                     By: GROTECH CAPITAL GROUP IV, LLC
                                           Its General Partner


                                     By: _____________________________________
                                     Name:
                                     Title:


                                     GROTECH PARTNERS V L.P.

                                     By: GROTECH CAPITAL GROUP V, LLC
                                           Its General Partner


                                     By: _____________________________________
                                     Name:
                                     Title:


                                     SOUTHERN VENTURE FUND SBIC, L.P.

                                     By: SVF SBIC, L.P.
                                           Its General Partner

                                     By: _____________________________________
                                           Partner


                                     By: _____________________________________
                                           Partner


                                     SOUTHERN VENTURE FUND II, L.P.


                                     By: _____________________________________
                                           General Partner

                                     VENROCK ASSOCIATES


                                     By: _____________________________________
                                           General Partner


                                     VENROCK ASSOCIATES II, L.P.


                                     By: _____________________________________
                                           General Partner



                                     -----------------------------------------
                                     Christopher R. McCleary



                                     -----------------------------------------
                                     Steve McManus



                                     -----------------------------------------
                                     Chris M. Poelma


                                     USi Partners, Ltd.


                                     By: _____________________________________

                                                                     EXHIBIT B


                  CERTIFICATE OF DESIGNATIONS, PREFERENCES
                  AND RELATIVE, PARTICIPATING, OPTIONAL AND
                     OTHER SPECIAL RIGHTS OF PREFERRED
                   STOCK AND QUALIFICATIONS, LIMITATIONS
                          AND RESTRICTIONS THEREOF

                                    OF

                   SERIES A CONVERTIBLE PREFERRED STOCK

                                    OF

                         USINTERNETWORKING, INC.

                         -----------------------

                     Pursuant to Section 151 of the
            General Corporation Law of the State of Delaware
                         -----------------------


     USinternetworking Inc., a Delaware corporation (the "Corporation") certifies that pursuant to the authority contained in Article ____ of its Restated and Amended Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation at a meeting duly called and held on May ___, 1998 adopted the following resolution, which resolution remains in full force and effect on the date hereof;

     RESOLVED, that there is hereby established a series of authorized preferred stock having a par value of $.01 per share, which series shall be designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), shall consist of 51,000 shares and shall have the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

     1.     CERTAIN DEFINITIONS.

     Unless the context otherwise requires, the terms defined in this
Section 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     BUDGET. The term "Budget" means a fiscal year operating budget, which shall include monthly capital and operating expense budgets, cash flow statements, capital expenditure budgets, profit and loss projections and employee hiring projections approved by the Executive Committee of the Corporation's Board of Directors.

     BUSINESS. The term "Business" means the acquisition of interests in, and the operation of, companies engaged in activities related to the provision of internet computing services to enterprise customers worldwide, and all services related thereto.

     BUSINESS DAY. The term "Business Day" shall mean a day other than a Saturday or Sunday or any federal holiday.

     COMMON EQUITY. The term "Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

     COMMON STOCK. The term "Common Stock" shall mean the common stock, par value $.001 per share, of the Corporation.

     CONVERSION DATE. The term "Conversion Date" shall have the meaning set forth in Subsection 4(b) below.

     CONVERSION PRICE. The term "Conversion Price" shall initially mean $0.33 and thereafter shall be subject to adjustment from time to time pursuant to the terms of Section 4 below.

     DIVIDEND PAYMENT DATE. The term "Dividend Payment Date" shall have the meaning set forth in Subsection 2(c) below.

     EMPLOYEE STOCK OPTION PLAN. The term "Employee Stock Option Plan" shall mean an employee stock option plan adopted by the Compensation Committee of the Board of Directors of the Company providing for the issuance of certain employees of the Company of options to purchase a certain number of shares of Common Stock at a certain exercise price per share; the total number of shares of Common Stock which may be issued under such plan shall not exceed 6.5% of the total number of outstanding shares of common stock calculated on a fully diluted basis, not including the options and shares issuable or issued on exercise of options pursuant to the Employee Stock Option Plan.

     INITIAL ISSUE DATE. The term "Initial Issue Date" shall mean the date that shares of Series A Preferred Stock are first issued by the Corporation.

     IPO. The term "IPO shall mean an initial public offering of the Corporation's Common Stock in which the net proceeds are not less than $30,000,000 and the price to the public is not less than $1.33 per share of Common Stock as currently constituted.

     JUNIOR STOCK.  The term "Junior Stock" shall mean, for purposes of
Section 2 below, Common Equity and any class or series of stock of the Corporation authorized after the Initial Issue Date which is not entitled to receive any dividends unless all dividends required to have been paid or declared and set apart for payment on the Series A Preferred Stock shall have been so paid or declared and set apart for payment, and for purposes of
Section 3 below, shall mean Common Equity and any class or series of stock of the Corporation authorized after the Initial Issue Date which is not entitled to receive any assets upon a Liquidation Preference Occurrence (as defined below) until the Series A Preferred Stock shall have received the entire amount to which such stock is entitled upon such Liquidation Preference Occurrence.

     LIQUIDATION PREFERENCE. The term "Liquidation Preference" shall mean $600 per share of Series A Preferred Stock.

     LIQUIDATION PREFERENCE OCCURRENCE. The term "Liquidation Preference Occurrence" shall mean the liquidation, dissolution, winding up of the affairs of the Corporation, the sale of all or substantially all of the assets of the Corporation, or the sale of 100% of the issued and outstanding shares of Common Stock for cash or marketable securities, or a merger or consolidation with the same effect as any of the foregoing.

     PARITY STOCK.  The term "Parity Stock" shall mean, for purposes of
Section 2 below, any class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive payment of dividends on a parity with the Series A Preferred Stock, and for purposes of
Section 3 below, shall mean any class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive assets upon Liquidation Preference Occurrences on a parity with the Series A Preferred Stock.

     PIK QUOTED PRICE. The term "PIK Quoted Price" shall have the meaning set forth in Subsection (2)(b) below.

     PIK DIVIDENDS. The term "PIK Dividends" shall have the meaning set forth in Subsection (2)(b) below.

     QUOTED PRICE. The term "Quoted Price" with respect to either the Common Stock or Series A Preferred Stock, shall mean the last reported sales price of the applicable security as reported by the National Association of Securities Dealers, Inc., Automatic Quotations System, National Market System, or, if the applicable security is listed or admitted for trading on a securities exchange, the last reported sales price of the applicable security on the principle exchange on which the applicable security is listed or admitted for trading (which shall be consolidated trading if applicable to such exchange), or if neither so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-countermarket or the Conversion Price. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors of the Corporation shall determine the Quoted Price in such a manner as it in good faith considers appropriate. Such determination may be challenged in good faith by a majority of holders of shares of Series A Preferred Stock, and any dispute shall be resolved at the Corporation's cost, by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of Series A Preferred Stock and shall be made in good faith and be conclusive absent manifest error.

    RECORD DATE. The term "Record Date" shall mean the date designated by the Board of Directors of the Corporation at the time a dividend is declared for the purpose of establishing which holders of record are entitled to receive payment thereof; provided, however, that such Record Date shall not be more than thirty (30) days nor less than ten (10) days prior to the respective Dividend Payment Date or such other date designated by The Board of Directors for the payment of dividends.

    SENIOR STOCK. The term "Senior Stock" shall mean, for purposes of Section 2 below, andy class or series of stock of the Corporation authorized after the Initial Issue Date ranking senior to the Series A Preferred Stock in respect of the right to receive dividends, and for purposes of Section 3 below, shall mean any class or series of stock of the Corporation authorized after the Initial Issue Date ranking senior to the Series A Preferred Stock in respect of the right to receive dividend or to participate in any distribution upon Liquidation Preference Occurrence.

    TRADING DAY. The term "Trading Day" with respect to either the Common Stock or Series A Preferred Stock, shall mean any day on which any market in which the applicable security is then traded and in which a Quoted Price may be ascertained is open for business.

    2. DIVIDENDS.

         (a) Subject to the prior preferences and other rights of any Senior Stock as to dividends, the record holder of each share of Series A Preferred Stock shall be entitled to receive dividends quarterly on the first day of each calendar quarter, commencing January 1, 2000 (each, a "Dividend Payment Date"), with respect to the prior calendar quarter. Notwithstanding the foregoing, any accrued but unpaid dividends, including any dividend applicable to the pro rata portion of the then-current dividend period, shall be paid upon the earlier of (i) the consummation of an IPO and (ii) the conversion of such share of Series A Preferred Stock. In any case, dividends shall be paid only to the extent that funds are legally available for payment of dividends. Such dividends shall be payable at the rate of eight percent (8%) per annum of the Liquidation Preference.

    (b) Dividends on the Series A Preferred Stock shall be paid in cash, or at the option of the Corporation, unless such dividend is payable upon consummation of an IPO or conversion of the Series A Preferred Stock and at such time sufficient funds are legally available for payment of such dividends, in substitute in whole or in part for such cash, in additional fully paid and nonassessable shares of Series A Preferred Stock legally available for such purpose (such dividends paid in kind being herein called "PIK Dividends"). Dividends of additional shares of Series A Preferred Stock shall be paid by delivering to the record holders of Series A Preferred Stock a number of shares of Series A Preferred Stock determined by dividing the total amount of the cash dividend which otherwise would be payable on the Dividend Payment Date to such holders (rounded to the nearest whole cent) by the average Quoted Price per share of the Series A Preferred Stock for the thirty(30) Trading Days immediately preceding the date on which such PIK Dividends were accrued ("PIK Quoted Price"). The issuance of any such PIK Dividend in such amount shall constitute full payment of such dividend. The Corporation shall not issue fractional shares of Series A Preferred Stock to which holders may become entitle pursuant to this subsection, but in lieu thereof, the Corporation shall deliver its check in an amount equal to the applicable fraction of the PIK Quoted Price. In no event shall the election by the Corporation to pay dividends, in whole or in part, in cash or in additional shares of Series A Preferred Stock preclude the Corporation from making a different election with respect to all or a portion of the dividends to be paid on the Series A Preferred Stock on any subsequent Dividend Payment Date. Any additional shares of Series A Preferred Stock issued pursuant to this section shall be governed by this Certificate and shall be subject in all respects, expect as to the date of issuance and date from which dividends accrue and cumulate as set forth below, to he same terms as the shares of Series A Preferred Stock originally issued hereunder. All dividends (whether payable in cash or in whole or in part in additional shares of Series A Preferred Stock) paid pursuant to this section shall be paid in equal pro rata proportions of such cash and/or shares of Series A Preferred Stock to the holders entitled thereto, except with respect to cash payable in lieu of fractional shares which would otherwise be paid as PIK Dividends.

    (c) Dividends on shares of Series A Preferred Stock shall accrue quarterly on the first day of each calendar quarter for the prior calendar quarter and be cumulative from the date of issuance of such shares, whether or not funds for the payment of such dividends are legally available.

    (d) So long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not declare, pay or set apart for payment on any Junior Stock any dividends whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries of which it owns not less than a majority of the outstanding voting power, nor shall any moneys be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Series A Preferred Stock shall) have been entitled for all previous periods shall have been paid or declared and a sum of money sufficient for the payment thereof has been set apart.

     (e) In the event that full dividends are not paid or made available to the holder of all outstanding shares of Series A Preferred Stock and of any Parity Stock and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series A Preferred Stock in proportion to the full amount to which they would otherwise be respectively entitle. For purposes of this subsection, the amount of legally available PIK Dividends shall be deemed funds available for payment of dividends but shall not require payment of PIK Dividends on Parity Stock.

     (f) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series A Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation relating to its funded indebtedness prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     3.  DISTRIBUTIONS UPON LIQUIDATION DISSOLUTION OR WINDING UP.

     (a) In the event of any voluntary or involuntary Liquidation Preference Occurrence, subject to the prior preferences and other rights of any Senior Stock as to liquidation preferences, but before any payment or distribution shall be made to the holders of Junior Stock, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of such Liquidation Preference Occurrence. Except as provided in this section and Section 3(b) below, holders of Series A Preferred Stock shall not be entitled to any other distribution in the event of a Liquidation Preference Occurrence.

     (b) In addition to any amounts distributed or distributable to the holders of shares of the Series A Preferred Stock pursuant to Section 3(a) above, if upon a Liquidation Preference Occurrence, the Corporation's Net Equity Value (as defined below) as of the date of such Liquidation Preference Occurrence is less than the Trigger Amount (as defined below) (the "Additional Preference Event"), holders of Series A Preferred Stock will be entitled to receive an additional amount (the "Additional Per Share Preference") per share of Series A Preferred Stock determined in accordance with the following formula:

                                     EDA
                                  ---------
                                  OCS + CPS

         "EDA" means (x) the Distribution Amount, minus (y) the aggregate amount required to be distributed to the holders of all outstanding shares of Series A Preferred Stock pursuant to Section 3(a) above.

         "Distribution Amount" means the aggregate amount of cash and the fair market value of property (as determined by the Board of Directors) of the Corporation available for distribution to all stockholders of the Corporation on the date of a Liquidation Preference Occurrence.

         "OCS" means the number of shares of Common Stock issued and outstanding as of such Liquidation Preference Occurrence.

         "CPS" means the number of shares of Common Stock which would be issuable upon conversion of all of the issued and outstanding shares of Series A Preferred Stock as of the date of such Liquidation Preference Occurrence.

         "Enterprise Value" means the fair market value of the assets of the Corporation without consideration to any obligations of the Corporation. For purposes of this definition, Enterprise Value shall be as determined by the Board of Directors; PROVIDED HOWEVER, that if the holders of a majority of the Common Stock or Series A Preferred Stock object to the fair market value determination, then Enterprise Value shall be determined by an investment banking firm of nationally recognized standing selected by and agreeable to both the Board of Directors and the holders of a majority of the Common Stock or the Series A Preferred Stock and such determination shall be conclusive; PROVIDED, FURTHER that if the Board of Directors and the holders of a majority of the Common Stock or Series A Preferred Stock cannot agree on an investment banking firm, then each shall select an investment banking firm and these two firms shall select an investment banking firm of nationally recognized standing to determine Enterprise Value and the determination of such investment banking firm shall be conclusive.

         "Net Equity Value" means the Enterprise Value of the Corporation less Debt (as defined).

         "Debt" means the aggregate principal amount of all outstanding indebtedness of the Corporation and its consolidated subsidiaries as of the date of such Liquidation Preference Occurrence.

         "Trigger Amount" means, on any date, that Net Equity Value of the Corporation that, assuming conversion of all of the Series A Preferred Stock, would upon liquidation of the Corporation on such date (without application of the provisions of this section 3(b)) return to the holders of Series A Preferred Stock an amount equal to five times the amount originally paid to the Company for such stock in connection with its original issuance or issuances.

         (c) If, upon any such Liquidation Preference Occurrence, the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Series A Preferred Stock and/or the Additional Per Share Preference if there is an Additional Preference Event and the full liquidating payments on all Parity Stock, then the assets of the Corporation remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be ratably distributed among the holders of Series A Preferred Stock and of any Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full provided; however, that holders of Series A Preferred Stock shall not be entitled to receive the Additional Per Share Preference and such Additional Per Share Preference shall not be considered in the calculation of the amounts to which they would be entitled to receive.

         (d) All shares of Series A Preferred Stock for which payments have been made under this Section 3 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than Series A Preferred Stock.

         4. CONVERSION RIGHTS.

         (a) A holder of shares of Series A Preferred Stock may convert such shares into Common Stock at any time. Series A Preferred Stock will convert automatically upon consummation of an IPO. For the purposes of conversion, each share of Series A Preferred Stock shall be valued at the Liquidation Preference, which shall be divided by the Conversion Price in effect on the Conversion Date to determine the number of shares issuable upon conversion. Immediately following such conversion, the rights of the holders of converted Series A Preferred Stock (other than the right to receive accrued and unpaid dividends on such conversion as provided herein) shall cease and the persons entitled to receive the Common Stock upon the conversion of Series A Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

         (b) To convert Series A Preferred Stock, a holder must (i) surrender the certificate or certificates evidencing the shares of Series A Preferred Stock to be converted, duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation or transfer agent for the Series A Preferred Stock, (ii) notify the Corporation at such office that he elects to convert Series A Preferred Stock, and the number of shares he wishes to convert, and (iii) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. In the event that a holder fails to notify the Corporation of the number of shares of Series A Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the "Conversion Date." As soon as practical, the Corporation shall deliver a certificate for the number of full shares of Common Stock issuable upon the conversion of the shares of Series A Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date. However, dividends will be paid on any Dividend Payment Date with respect to Series A Stock surrendered for conversion after a record date for the payment of a dividend to the registered holder of Series A Preferred Stock on such record date. If the last day on which Series A Preferred Stock may be converted is a Legal Holiday in a place where the Corporation or the transfer agent is located, Series Preferred Stock may be surrendered for conversion on the next succeeding day that is not a Legal Holiday.

         (c) The Corporation will not issue a fractional share of Common Stock upon conversion of Series A Preferred Stock. Instead, the Corporation will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows:
Multiply the current market price of a full share by the fraction. Round the result to the nearest cent. The current market price of a share of Common Stock is the Quoted Price of the Common Stock on the last Trading Day prior to the Conversion Date.

         (d) If a holder converts shares of Series A Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax which is due because the shares are issued in a name other than the holder's name.

         (e) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Series A Preferred Stock in full. All shares of Common Stock which may be issued upon conversion of Series A Preferred Stock shall be fully paid and nonassessable. The Corporation will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Series A Preferred Stock and will endeavor to list such shares on each national securities exchange on which the Common Stock is listed.

    (f)  If the Corporation:

         (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

         (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

         (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

         (iv) issues by reclassification of its Common Stock any shares of its capital stock;

then the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of Series A Preferred Stock thereafter converted may receive the number of shares of capital stock of the Corporation which he would have owned immediately following such action if he had converted Series A Preferred Stock immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If, after an adjustment referred to in clauses (i) through (iv) above, a holder of Series A Preferred Stock upon conversion of it may receive shares of two or more classes of capital stock of the Corporation, the Corporation shall determine the allocation of the adjusted Conversion Price between the classes of capital stock. After such allocation, the Conversion Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Subsection (f).

    (g) If the Corporation distributes any rights or warrants to all holders of its Common Stock entitling them for a period expiring within sixty (60) days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the current market price per share on that record date, the Conversion Price shall be adjusted in accordance with the formula:
                              N x P
                              -----
                           O + M
                           -----
                  C' = C x O + N

where:

         C'   =  the adjusted Conversion Price.
         C    =  the then current Conversion Price.

         O    =  the number of shares of Common Stock outstanding on the record date, calculated on a fully diluted basis.
         N    =  the number of additional shares of Common Stock offered.
         P    =  the offering price per share of the additional shares of Common
                 Stock.
         M    =  the current market price per share of Common Stock on the record date.

The adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants. If at the end of the period during which such warrants or rights are exercisable, not all warrants or rights shall have been exercised, the Conversion Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number actually issued.

         (h) If the Corporation distributes to all holders of shares of its Common Stock (i) any shares of any class of capital stock of the Corporation other than its Common Stock, (ii) any evidence of indebtedness of the Corporation or any subsidiary of the Corporation, (iii) any other assets of the Corporation, or (iv) any rights, options or warrants to acquire any of the foregoing (other than rights, options or warrants referred to in Subsection 4(g) above), the Conversion Price shall be adjusted in accordance with the formula:

                           M - F
                           -----
                   C' = C x M

where:

         C'   =  the adjusted Conversion Price.
         C    =  the then current Conversion Price.
         M    =  the current market price per share of Common Stock on the record date mentioned below.
         F    =  the fair market value on the record date of the capital stock, indebtedness, rights, options or warrants applicable to one share of Common Stock. The Board of Directors of the Corporation shall determine the fair market value.

    The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

             (i) If the Corporation issues shares of Common Stock for a consideration per share less than the current market price per share on the date the

    Corporation fixes the offering price of such additional shares, the Conversion Price shall be adjusted in accordance with the formula:

                           O + P
                              ---
                               M
                           -----
                   C' = C x  A

where:

         C'   =  the adjusted Conversion Price.
         C    =  the then current Conversion Price.
         O    =  the number of shares outstanding immediately prior to the issuance of such additional shares.
         P    =  the aggregate consideration received for the issuance of such additional shares.
         M    =  the current market price per share on the date of issuance of such additional shares.
         A    =  the number of shares outstanding immediately after the
                 issuance of such additional shares, calculated on a fully diluted basis.

    The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. This Subsection 4(i) does not apply to (i) any transaction or issuance described in Subsection 4(g) or 4(h) above or Subsection 4(j) below, (ii) the conversion of Series A Preferred Stock, or the conversion, exchange or exercise of other securities convertible into or exchangeable or exercisable for Common Stock, (iii) Common Stock issued to the Corporation's employees under bona fide employee benefit plans adopted by the Board of Directors of the Corporation and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this Subsection 4(i) (but only to the extent that the aggregate number of shares excluded hereby (together with the aggregate number of shares issuable upon conversion, exchange or exercise of the securities excluded by clause (iii) of Subsection 4(j) below) and issued after the Initial Issue Date shall not exceed 5% of the Common Stock outstanding at the time of any such issuance), (iv) Common Stock issued to acquire, or in the acquisition of, all or any portion of a business as a going concern, in an arm's-length transaction between the Corporation and an unaffiliated third party, whether such acquisition shall be effected by purchase of asets, exchange of securities, merger, consolidation or otherwise, or (v) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting.

         (j) If the Corporation issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock (other than Series A Preferred Stock or securities issued in transactions described in Subsection 4(g) or 4(h) above) and for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the current market price per share on the date of issuance of such securities, the Conversion Price shall be adjusted in accordance with the formula:

                               O + P
                                   M
                               -----
                 C' = C x      0 + D

where:

         C'   =  the adjusted Conversion Price.
         C    =  the then current Conversion Price.
         O    =  the number of shares outstanding immediately prior to the issuance of such securities, calculated on a fully diluted basis.
         P    =  the aggregate consideration received for the issuance of such securities.
         M    =  the current market price per share on the date of issuance of such securities.
         D    =  the maximum number of shares deliverable upon conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.

    The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities has not been issued when such securities are no longer outstanding, then the Conversion Price shall promptly be readjusted to the Conversion Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities. This Subsection 4(j) does not apply to (i) the issuance of any such securities to acquire, or in the acquisition of, all or any portion of a business as a going concern, in an arm's-length transaction between the Corporation and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, (ii) the issuance of any such securities in a bona fide public offering pursuant to a firm commitment underwriting, or (iii) the issuance of any such securities to the Corporation's employees under bona fide employee benefit plans adopted by the Board of Directors of the Corporation and approved by the holders of Common Stock when required by law, if such securities would otherwise by covered by this Subsection 4(j) (but only to the extent that the aggregate number of shares issuable upon the conversion, exchange or exercise of the aggregate number of securities excluded hereby (together with the aggregate number of shares excluded by clause (iii) of Subsection 4(i) above) and issued after the

Initial Issue Date shall not exceed 5% of the Common Stock outstanding at the time of any such issuance).

         (k) In Subsections 4(g), 4(h), 4(i) and 4(j) above, the current market price per share of Common Stock on any date is the average of the Quoted Prices for thirty (30) consecutive Trading Days commencing Forty-Five Trading Days before the date in question.

         (l) For purposes of any computation respecting consideration received pursuant to Subsections 4(i) and 4(j) above, the following shall apply:

               (i) in case of the issuance of shares of Common Stock for cash, the consideration shall be the net amount of such cash received by the Corporation, after deducting all commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;

              (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors of the Corporation (irrespective of the accounting treatment thereof); and

              (iii) in the case of the issuance of options, warrants or other securities convertible into or exchangeable or exercisable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such options, warrants or other securities plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this Subsection 4(l)):

         (m) No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

         (n)  No adjustment in the Conversion Price need be made under this
Section 4 for (i) rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest, or (ii) any change in the par value or no par value of the Common Stock, and in no event shall any adjustment made under this Section 4 reduce the Conversion Price below the par value of the Common Stock. If an adjustment is made to the Conversion Price upon the establishment of a record date for a distribution subject to Subsections 4(g) or 4(h) above and if such distribution is subsequently canceled, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors of the Corporation determines to cancel such distribution, to the Conversion Price which would have been in effect if such record date had not been fixed. No adjustment in the Conversion Price need be made under Subsections 4(g) and 4(h) above if the Corporation issues or distributes to each holder of Series A Preferred Stock the shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in those subsections which each holder would have been entitled to receive had Series A Preferred Stock been converted into Common Stock prior to the happening of such event or the record date with respect thereto.

         (o) Whenever the Conversion Price is adjusted, the Corporation shall promptly mail to holders of Series A Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Corporation shall file with the transfer agent, if any, for Series A Preferred Stock a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to Subsection 4(t) below, the certificate shall be conclusive evidence that the adjustment is correct.

         (p) The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty
(20) Business Days and if the reduction is irrevocable during the period, but in no event may the Conversion Price be less than the par value of a share of Common Stock. Whenever the Conversion Price is reduced, the Corporation shall mail to holders of Series A Preferred Stock a notice of the reduction. The Corporation shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Subsections 4(f), 4(g), 4(h), 4(i) and 4(j) above.

         (q)  If:

               (i) the Corporation takes any action which would require an adjustment in the Conversion Price pursuant to Subsection 4(g) or 4(h) above, or clause (iv) of Subsection 4(f) above;

               (ii) the Corporation consolidates or mergers with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve the transaction; or

               (iii) there is a dissolution or liquidation of the Corporation;

a holder of Series A Preferred Stock may want to convert such stock into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Corporation shall mail to such holders, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least ten
(10) days before such date. Failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (i),
(ii), or (iii) of this Subsection 4(q).

     (r) If the Corporation is party to a merger which reclassifies or changes its Common Stock, upon consummation of such transaction Series A Preferred Stock shall automatically become convertible into the kind and amount of securities, cash or other assets which the holder of Series A Preferred Stock would have owned immediately after the consolidation, merger, transfer or lease if such holder had converted Series A Preferred Stock immediately before the effective date of the transaction, appropriate adjustment (as determined by the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Series A Preferred Stock. If this Subsection 4(r) applies, Subsection 4(f) does not apply.

    (s) In any case in which this Section 4 shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event (i) the issuance to the holder of any shares of Series A Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable on such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment and (ii) a check for any remaining fractional shares of Common Stock as provided in Subsection 4(c) above.

    (t) Except as provided in the immediately following sentence, any determination that the Corporation or its Board of Directors must make pursuant to this Section 4 shall be conclusive. Whenever the Corporation or its Board of Directors shall be required to make a determination under this
Section 4, such determination shall be made in good faith and may be challenged in good faith by a majority of the holders of Series A Preferred Stock, and any dispute shall be resolved, at the Corporation's expense, by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of Series A Preferred Stock.

    (u) All shares of Series A Preferred Stock converted pursuant to this Section 4 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than Series A Preferred Stock.

    5.  VOTING RIGHTS.

    (a) Except as otherwise provided by law or in Section 5(b) below, the holders of record of shares of Series A Preferred Stock shall be entitled to vote with the Common Stock as a single class as if their shares had been converted to shares of Common Stock, giving the Series A Preferred Stockholders the same voting rights as the holders of Common Stock.

    (b) Without the consent of the holders of two-thirds of the outstanding shares of Series A Preferred Stock, the Corporation shall not take, and shall not permit any subsidiary to take, the following actions:

         (1) fail to continue the Business as its principal line of business or engage in any business other than the Business;

         (2) amend or otherwise alter the Corporation's Certificate of Incorporation or Bylaws in any respect that affects the rights of the Series A Preferred Stock;

         (3) enter into any transaction with any shareholder, director, officer or affiliate, or any relative of any of the foregoing, other than on terms which are (i) no less favorable to the Corporation than a similar transaction with an unaffiliated third party and (ii) are approved by the Executive Committee of the Corporation's Board of Directors after full disclosure;

         (4) be a party to any merger or consolidation or sell, lease, transfer, exchange or otherwise transfer all or substantially all of its capital stock or assets, or agree to do any of the foregoing except for the merger of a subsidiary with another subsidiary or the Corporation;

         (5) enter into any material transaction that is outside the ordinary course of its business;

         (6) effect or commence any voluntary dissolution or liquidation;

         (7) establish any subsidiary other than a wholly owned subsidiary;

         (8) directly or indirectly purchase, redeem or otherwise acquire for value any of its outstanding capital stock other than as required by this Certificate or the Certificate of Incorporation or, directly or indirectly declare or pay any dividend or make any distribution on its capital stock, except for dividends on the Series A Preferred Stock and dividends by subsidiaries payable to the Corporation or to other subsidiaries;

         (9) borrow or agree to borrow any funds, grant a security interest in or lien, mortgage or other encumbrance on any of its assets or give any guaranty of indebtedness or obligations of another, in any case in excess of One Million Dollars ($1,000,000);

         (10) buy all or substantially all of the stock or assets of any person or any ongoing business or enter any agreement to do any of the foregoing;

         (11) grant any options exercisable for Common Stock or any other shares of its capital stock to employees, officers, directors or independent contractors of the Corporation or any of its subsidiaries or to any other person; PROVIDED, HOWEVER, that the Corporation may issue options granted pursuant to the Employee Stock Option Plan (the "Permitted Options");

         (12) issue or enter into any agreement providing for the issuance (contingent or otherwise) of any shares of its capital stock or any other securities, other than the Permitted Options or shares of subsidiaries issued to the Corporation or to subsidiaries of the Corporation;

         (13) make or agree to make capital expenditures for property, plant or equipment in excess of the amount set forth in the then-current Budget; or

         (14) enter into or be a party to any lease providing for annual rental payments in excess of the amount set forth in the then-current Budget.

     6.   EXCLUSION OF OTHER RIGHTS.

     Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate (as such Certificate may be amended from time to time) and in the Certificate of Incorporation. The shares of Series A Preferred Stock shall have no preemptive or subscription rights hereunder.

     7.   HEADINGS OF SUBDIVISIONS.

     The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     8.   SEVERABILITY OF PROVISIONS.

     If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate (as such Certificate may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by the undersigned and attested by the undersigned its secretary, this ___ day of May, 1998.


                                    USINTERNETWORKING, INC.

                                    By:
                                       ---------------------------
                                       Name:
                                       Title:




ATTEST:

By:
   ----------------------------
                    , Secretary

                                SCHEDULES

                                 SCHEDULE 1

                       SHARES BEING PURCHASED AND SOLD

                SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK
                         BEING ISSUED BY THE COMPANY
                              TO EACH PURCHASER



                                                                             Total Purchase Price To Be
                                      Shares of Series A Convertible        Paid By Such Purchaser For
                                       Preferred Stock Being Issued              Shares Of Series A
                                          By The Company To Each             Convertible Preferred Stock
        Purchaser                              Purchaser                      Issued To Each Purchaser
---------------------------------    ---------------------------------    ---------------------------------

Blue Chip Capital Fund II                       10,625.00                             $ 6,375,000
 Limited Partnership
Miami Valley Venture Fund L.P.                   1,875.00                               1,125,000
Grotech Partners IV L.P.                         6,250.00                               3,750,000
Grotech Partners V L.P.                          6,250.00                               3,750,000
Southern Venture Fund SBIC, L.P.                 3,333.00                               2,000,000
Southern Venture Fund, II, L.P.                  1,666.67                               1,000,000
Venrock Associates                               3,583.33                               2,150,000
Venrock Associates II, L.P.                      4,750.00                               2,850,000
                                                ---------                             -----------
    Total                                       38,333.33                             $23,000,000
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------


                                SCHEDULE A


EMPLOYMENT AGREEMENTS

1) Officer Agreement by and between USinternetworking, Inc. and Chris M. Poelma, dated January 2, 1998.

2) Officer Agreement by and between USinternetworking, Inc. and Steve McManus, dated as of April 1, 1998.

3) Letter Agreement between USinternetworking, Inc. and Gary Helwig, dated April 10, 1998 (acceptance by Helwig dated April 14, 1998).


LISTING OF KEY EMPLOYEES

Christopher R. McCleary
Chris M. Poelma
Steve McManus

                                 SCHEDULE 5.5



---------------------------------------------------------------------------------------------------------
Holders of Issued and Outstanding Shares of Capital Stock    Number of Shares of Capital Stock Held
---------------------------------------------------------------------------------------------------------

Christopher McCleary                                         5,000,000 shares of Common Stock
---------------------------------------------------------------------------------------------------------
Chris Poelma                                                 Under review, but in no event shall the
                                                             number of shares issued exceed 5,000,000
                                                             shares of Common Stock
---------------------------------------------------------------------------------------------------------
Steve McManus                                                Under review, but in no event shall the
                                                             number of shares issued exceed 5,000,000
                                                             shares of Common Stock
---------------------------------------------------------------------------------------------------------



See attached for a list of employees granted stock options, which options shall be governed by the Employee Stock Option Plan.

                                                              SCHEDULE  5.8(a)

                           USINTERNETWORKING, INC.
                           STOCK PURCHASE AGREEMENT
                               SCHEDULE 5.8(a)
                     ALL EXPENDITURES IN EXCESS OF $25,000



           PAYEE                                            EXPLANATION                                AMOUNT
           -----                                            -----------                             -----------
Consortium One-Annapolis L.L. C.     Deposit related to the lease at 175 Admiral Cochrane Drive     $400,000.00

PC Connection, Inc.                  Computer Equipment                                             $ 77,640.00
                                     Computer Equipment                                             $ 39,471.45
                                     Computer Equipment                                             $100,000.00

Gordon Flesch Company, Inc.          Two copiers with interface boards (one color)                  $ 48,264.60
                                     includes delivery, installation and taxes


CONFIDENTIAL

                                                              SCHEDULE  5.8(a)

                           USINTERNETWORKING, INC.
                           STOCK PURCHASE AGREEMENT
                               SCHEDULE 5.8(a)
                  AGGREGATE EXPENDITURES IN EXCESS OF $200,000



           PAYEE                                            EXPLANATION                                AMOUNT
           -----                                            -----------                             -----------

Consortium One-Annapolis L.L. C.     Deposit related to the lease at 175 Admiral Cochrane Drive     $400,000.00

PC Connection, Inc.                  Computer Equipment                                             $217,111.45



CONFIDENTIAL

                                 SCHEDULE 5.10

LISTING OF CONTRACTUAL OBLIGATIONS.

1) Officer Agreement by and between USinternetworking, Inc. and Christopher R. McCleary [to be drafted]

2) Officer Agreement by and between USinternetworking, Inc. and Chris M. Poelma, dated January 2, 1998 [to be amended as contemplated by
   Section 3.12].

3) Officer Agreement by and between USinternetworking, Inc. and Steve McManus, dated April 1, 1998 [to be amended as contemplated by
   Section 3.12].

4) Sublease Agreement, by and between Exsportise, Inc. and USinternetworking, Inc., dated February 9, 1998.

5) Agreement of Lease, by and between Consortium One-Annapolis, LLC and USinternetworking, Inc., dated April 3, 1998.

6) Letter of Agreement between USinternetworking, Inc. and Gary Helwig, dated April 10, 1998 (acceptance by Helwig dated April 14, 1998).

7) Please see attached Vendor Ledger.

8) Furniture Rental Agreement between Aaron Rents, Inc. and
   USinternetworking, Inc., dated March 10, 1998.

   In addition, please note that the Company has provided employment offers to 37 of its employees which offers set forth the amount of compensation, among other things, for the employees, but which are not intended to create employment contracts.

                            SCHEDULE 5.12

LISTING OF SEVERANCE ARRANGEMENTS

See Officer Agreements and Letter Agreement listed on Schedule 5.10.

                             SCHEDULE 5.16

EMPLOYEE PLANS

Although the Company has not adopted any formal employee benefit plans, the contours of the employee benefit plans have been described in writing to employees. The employee benefits are to include the following: (i) a 401(k) plan that is to be noncontributory until January 1, 1999, and thereafter subject to a 1:2 employer match, (ii) the Employee Stock Option Plan, and
(iii) other typical plans such as health and vacation benefit plans. The Company has stated its intention that the Employee Stock Option Plan will be a qualified plan that will provide for the issuance of options to purchase shares at a discount of 20% from the then-current market price, to the extent permissible at any time. Certain of the Company's employees have been advised in writing, pursuant to the employment offer letters described above, of the number of option shares the Company intends to award to them. These option shares are listed in Schedule 5.5.

                             SCHEDULE 5.17

LISTING OF ALL OUTSTANDING BORROWINGS

1) Senior Promissory Note, dated as of April 24, 1998, in the principal amount of $2,000,000 payable by USinternetworking, Inc. to Blue Chip Capital Fund II Limited Partnership

2)   Loan by Chris McCleary to the Company of $1,336,268.63 (as of April 30,
     1998). Mr. McCleary is contributing $1,000,000 of the Company's indebtedness to him for 1,666.67 shares of Series A Preferred Stock

                                   SCHEDULE 5.18

LISTING OF INSURANCE POLICIES OR PROGRAMS

As of the date hereof, the Company has received only an Insurance Binder, a copy of which has been provided to Purchasers as of the date hereof and which is attached hereto. Such Insurance Binder satisfies the Company's disclosure obligations as provided in Section 5.18.

                                   SCHEDULE 5.24

SBA AFFILIATES

As of the date of this Agreement, the Company does not have any SBA affiliates.